                                                                  EXHIBIT 10.19












                                      LEASE

                                 by and between

                               WILL PARTNERS, LLC
                      a Delaware limited liability company,

                                    as LESSOR

                                       AND

                             EKCO Housewares, Inc.,
                             a Delaware corporation

                                    as LESSEE

                                  May 13, 1999

                                TABLE OF CONTENTS

ARTICLE 1..................................................................................1
         1.1      Leased Property; Term....................................................1

ARTICLE 2..................................................................................2
         2.1      Definitions and Certain Dispute Resolution Procedures....................2

ARTICLE 3..................................................................................7
         3.1      Basic Rent...............................................................7
         3.2      Additional Rent..........................................................8
         3.3      Late Payment.............................................................8
         3.4      Offset and Recapture Procedure...........................................9

ARTICLE 4..................................................................................9
         4.1      Payment of Impositions...................................................9
         4.2      Notice of Impositions...................................................10
         4.3      Adjustment of Impositions...............................................10
         4.4      Utility Charges.........................................................10
         4.5      Insurance Premiums......................................................10
         4.6      Limitation on Impositions...............................................10

ARTICLE 5.................................................................................12
         5.1      No Termination, Abatement, etc..........................................12

ARTICLE 6.................................................................................13
         6.1      Ownership of the Leased Property........................................13
         6.2      Lessee's Equipment......................................................13

ARTICLE 7.................................................................................13
         7.1      Lessor's Work...........................................................13
         7.2      Lessee's Work...........................................................18
         7.3      Construction by Lessee..................................................18
         7.4      Condition of the Leased Property........................................19
         7.5      Use of the Leased Property..............................................20
         7.6      Construction Delays.....................................................20

ARTICLE 8.................................................................................23
         8.1      Compliance with Legal and Insurance Requirements, Instruments, etc......23
         8.2      Capital Improvement Credit..............................................23

ARTICLE 9.................................................................................24
         9.1      Maintenance and Repair..................................................24
         9.2      Encroachments, Restrictions, etc........................................25

ARTICLE 10................................................................................25
         10.1     Alterations, Substitutions and Replacements.............................25

ARTICLE 11................................................................................26
         11.1     Environmental Matters...................................................26

ARTICLE 12................................................................................27
         12.1     Liens...................................................................27

ARTICLE 13................................................................................27
         13.1     Permitted Contests......................................................27

ARTICLE 14................................................................................28
         14.1     Insurance...............................................................28
         14.2     Policy Provisions and Certificates......................................29
         14.3     Subrogation.............................................................30

ARTICLE 15................................................................................30
         15.1     Notice of Damage, Destruction or Taking; Condemnation Awards............30
         15.2     Taking for Temporary Use................................................31
         15.3     Other Taking; Damage or Destruction; Repair or Replacement..............31

ARTICLE 16................................................................................32
         16.1     Intentionally Omitted...................................................32

ARTICLE 17................................................................................32
         17.1     Events of Default.......................................................32
         17.2     Surrender; Entry by Lessor..............................................34
         17.3     Reletting by Lessor.....................................................34
         17.4     Current Liquidated Damages..............................................34
         17.5     Final Liquidated Damages................................................35
         17.6     Waiver..................................................................36
         17.7     Limitation on Damages...................................................36

ARTICLE 18................................................................................36
         18.1     Lessor's Right to Cure Lessee's Event of Default........................36

ARTICLE 19................................................................................36
         19.1     Holding Over............................................................36

ARTICLE 20................................................................................37
         20.1     No Recourse to Lessor...................................................37

ARTICLE 21................................................................................37
         21.1     Risk of Loss............................................................37

ARTICLE 22................................................................................37
         22.1     Indemnification by Lessee...............................................38

ARTICLE 23................................................................................38
         23.1     Assignment..............................................................38

         23.2     Intentionally Omitted...................................................39
         23.3     Excess Rental...........................................................39

ARTICLE 24................................................................................39
         24.1     Lessor's Right to Inspect...............................................39
         24.2     Financial Statements....................................................40

ARTICLE 25................................................................................40
         25.1     No Waiver by Lessor.....................................................40

ARTICLE 26................................................................................40
         26.1     Remedies Cumulative.....................................................40

ARTICLE 27................................................................................40
         27.1     Acceptance of Surrender.................................................41

ARTICLE 28................................................................................41
         28.1     No Merger of Title......................................................41

ARTICLE 29................................................................................41
         29.1     Conveyance by Lessor....................................................41

ARTICLE 30................................................................................41
         30.1     Quiet Enjoyment.........................................................41

ARTICLE 31................................................................................41
         31.1     Notices.................................................................41
         31.2     Amendments and Modifications............................................43
         31.3     Successors and Assigns..................................................43
         31.4     Headings and Table of Contents..........................................43
         31.5     Counterparts............................................................43
         31.6     Governing Law...........................................................43
         31.7     Estoppel Certificates...................................................43
         31.8     Subordination and Attornment............................................43
         31.9     Lessee's Attornment Upon Foreclosure....................................44
         31.10    Submission To Jurisdiction; Waivers.....................................44
         31.11    Waivers of Jury Trial...................................................45
         31.12    Miscellaneous...........................................................45
         31.13    Memorandum of Lease.....................................................45
         31.14    Brokers.................................................................45

ARTICLE 32................................................................................46
         32.1     Options To Extend Term..................................................46
         32.2     Rent....................................................................46
         32.3     Fair Market Rent........................................................46

ARTICLE 33................................................................................47
         33.1     Contingencies...........................................................47

ARTICLE 34................................................................................48
         34.1     Fair Market Value Purchase Option.......................................48

ARTICLE 35................................................................................49
         35.1     Expansion Rights........................................................49

ARTICLE 36................................................................................50
         36.1     Cash Flow Distribution Agreement........................................50

ARTICLE 37................................................................................50
         37.1     First Source Agreement..................................................50


                                      LEASE


         LEASE (this "Lease") is dated as of the 13th day of May, 1999 (the "Effective Date"), and is between WILL PARTNERS, LLC, a Delaware limited liability company ("Lessor"), having an address at 3421 Manhattan Avenue, Manhattan Beach, California 90266, and EKCO Housewares, Inc., a Delaware corporation ("Lessee"), having its principal office at 9234 West Belmont Avenue, Franklin Park, Illinois 60131-2808.


                                    ARTICLE 1

         1.1 Leased Property; Term. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's rights and interest in and to the following property (collectively, the "Leased Property"):

             (a) the plots, pieces or parcels of land (the "Land") described in Exhibit A attached hereto, measuring in the aggregate approximately 1,258 linear feet by 2,010 linear feet;

             (b) all buildings (the building to be constructed by Lessor consisting of approximately 700,200 square feet being hereinafter the "Building"), structures, Fixtures and other improvements presently situated or hereafter constructed upon the Land (collectively, the "Leased Improvements");

             (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

             (d) all equipment, machinery, fixtures and other items of property, including all components thereof, now or hereafter located in or on, and used in connection with the operation or maintenance of, the Leased Improvements, which are now or hereafter owned by Lessor, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, ventilating, refrigerating, waste disposal, air-cooling and air conditioning apparatus, sprinkler systems and fire and theft protection equipment and which are hereby deemed by the parties hereto to constitute real estate under the laws of the State, together with all replacements, modifications, alterations and additions thereto, other than Lessee's Equipment, as defined in Section 6.2 (collectively, the "Fixtures"); and

             (e) the furniture, equipment, trade fixtures, furnishings and other items of personal property, if any, owned by Lessor (collectively, the "Personal Property").

         Subsequent to the Substantial Completion Date (hereinafter defined), Lessee shall have exclusive possession and control of the Leased Property, subject, however, to the reservations and other matters, if any, of record affecting the Property described in Exhibit A-1 and the completion by Lessor of any Punchlist Items. The Term of this Lease shall commence upon the Substantial Completion Date (hereinafter defined), and shall continue for a term of fifteen
(15) years
thereafter so as to end on the last calendar day of a month, plus an initial partial month if the Substantial Completion Date does not occur on the first day of a month unless extended or earlier terminated pursuant to and in accordance with the provisions of this Lease (the "Term"). Notwithstanding the foregoing, the terms of this Lease other than the following Articles shall be effective upon the execution of the Lease by Lessor and Lessee: Articles 3 (except 3.1(a) thereof), 4, 8, 9, 10, and except as to items caused by Lessee prior to the Commencement Date, Articles 11, 12, 13, 14 and 21, which such Articles 14 and 21 shall be effective upon Tenant's possession of the Leased Property. If the naturally occurring expiration date of the initial Term or any Extension Period (as hereinafter defined) pursuant to the calculation set forth in this paragraph would occur between the dates of June 1st and December 31st of any calendar year, the expiration date of this Lease shall automatically be extended to the next following January 31st. Upon the occurrence of the Rent Commencement Date, either party shall, upon the written request of the other, enter into an agreement setting forth the commencement and expiration dates of the Term.

                                    ARTICLE 2

         2.1 Definitions and Certain Dispute Resolution Procedures. As used in this Lease, (a) unless otherwise specified, all references to Sections and articles shall refer to Sections or articles of this Lease, (b) all terms defined herein in the singular shall have the same meanings when used in the plural and vice versa, and (c) capitalized terms shall have the respective meanings set forth in this Lease.

         "Actual Leaseable Area of Building": The leaseable area of the Building determined pursuant to Section 3.1.

         "Additional Rent":  As defined in Section 3.2.

         "Alterations":  As defined in Section 10.1.

         "Basic Rent":  As defined in Section 3.1.

         "Business Day": Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order to close.

         "Commencement Date": Shall mean the Substantial Completion Date.

         "Consolidated Tangible Net Worth": The consolidated net worth of any Person less the sum of the following consolidated items: (a) any surplus resulting from any write-up of assets; (b) goodwill, including any amounts (however designated on the balance sheet of such Person) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a firm of nationally recognized appraisers acquisition shall indicate sufficient value to cover such excess; (c) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses and prepaid taxes); (d) any amounts at which shares of capital stock of such Person appear on the asset side of the balance sheet of such Person; and (e) any amount of indebtedness not included in the computation of the consolidated net worth of such Person.

         "Construction Dispute Arbitrator": Shall mean Architectural Consultants, Inc., Mt. Prospect, Illinois.

         "Construction Dispute Arbitrator Procedure": The Construction Dispute Arbitrator shall be instructed to resolve the dispute within forty-eight (48) hours of receipt of notification thereof. The decision of the Construction Dispute Arbitrator shall be final, binding and conclusive upon Lessor, Lessor's contractor and Lessee as is applicable to the matter at hand, absent fraud or manifest error. Any fees or costs of the Construction Dispute Arbitrator shall be split equally between Lessor and Lessee unless the Construction Dispute Arbitrator shall deem the conduct of either party (or their respective agents) unreasonable, in which event, such costs shall be paid by the party deemed to be acting unreasonably. The Construction Dispute Arbitrator shall have the power to award appropriate extensions of time (including with respect to the Substantial Completion Date and the Outside Completion Date) if the Construction Dispute Arbitrator determines that Lessee (or its agents) has acted unreasonably.

         "Environmental Laws": Means any and all present and future federal, state and local laws, ordinances, and regulations, policies and any other requirements of any governmental agency relating to health, safety, the environment or to any Hazardous Materials (hereinafter defined), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Water Act, the Occupational Safety and Health Act (to the extent said Act may contain requirements relating to Hazardous Materials), and the Illinois Responsible Property Transfer Act, each as hereafter amended from time to time, and the present and further rules, and regulations and guidance documents promulgated under any of the foregoing by any federal, state or local governmental authority having jurisdiction over the Leased Property.

         "Environmental Report": That certain environmental audit report for the Leased Property entitled "Phase I Environmental Assessment," dated March 4, 1999, prepared by Carlson Environmental, Inc.

         "Event of Default":  As defined in Section 17.1.

         "Fair Market Rent":  As defined in Section 32.2.

         "Fair Market Value":  As defined in Section 15.4.

         "First Source Agreement": As defined in Article 37.

         "Fixtures":  As defined in Section 1.1.

         "Guarantor":  EKCO Group, Inc. a Delaware corporation.

         "Hazardous Materials": Any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos or any material containing asbestos, or any other substance or material, the use, treatment, storage or disposal of which is regulated under any Environmental Laws.

         "Impositions": All taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not to be completed within the
Term), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental and quasi-governmental charges in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Basic Rent or Additional Rent (including all interest and penalties thereon), which may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's Assignees, if any, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof, or the acquisition of the Leased Property by Lessor, to the extent any of the foregoing are attributable to the period constituting the Term of this Lease. Except as otherwise provided in Article 4, nothing contained in this Lease shall be construed to require Lessee to pay any tax, assessment, levy or charge imposed on Lessor or Lessor's Assignees, if any, for the privilege of doing business in the State specifically as a corporation or other business entity, or any capital levy, estate, inheritance, succession, transfer, net income or net revenue tax of Lessor or Lessor's Assignees, if any; or any tax, assessment, levy, imposition or charge based on the gross income or gross rents received therefrom from Lessee whether or not wholly or partially as a capital levy or otherwise which is calculated without deduction of any portion of such gross income or gross rents so received; or (b) a license fee measured by the gross rents received from Lessee which is calculated without deduction of any portion of such gross rents so received; or (c) any other tax, assessment, levy, imposition, charge or license fee however described or imposed whether imposed upon Lessor or Lessor's Assignee. Notwithstanding anything herein to the contrary, if at any time after the date hereof, a tax is imposed on the Indenture, which the holder thereof looks to the Lessor to pay, such tax shall be paid by Lessee to the extent such is calculated as if the Leased Property is the only asset of Lessor or the property which is subject to the Indenture. Notwithstanding the foregoing, Impositions shall not include special assessments, if any, in connection with the initial development of the Leased Property, or any such special assessments levied as a result of design or construction errors, omissions or deficiencies in the improvements installed in connection with the initial development of the Leased Property and the surrounding area (the "Corrective Special Assessments").

         "Indenture": Any mortgage, deed of trust or deed to secure debt, as applicable, constituting a lien on the Leased Property as the same may be modified, amended or supplemented from time to time, which may be executed as security for any indebtedness of the Lessor.

         "Insurance Requirements": All material terms of any insurance policy required by this Lease or applicable to the Leased Property, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Leased Property or any use or condition thereof, which may, at any time, be recommended and published (or otherwise be in writing) by either (a) the Board of Fire Underwriters, if any, having jurisdiction over the Leased Property or (b) the Factory Mutual System (or any other body exercising similar functions). For purposes hereof, "material" shall mean that a violation of such term would void, invalidate, or reduce the coverage contemplated by the policy in question.

         "Insured Property":  As defined in Section 14.1.

         "Land":  As defined in Section 1.1.

         "Leased Improvements":  As defined in Section 1.1.

         "Leased Property":  As defined in Section 1.1.

         "Lease Year": A twelve (12) month period commencing on the Commencement Date or on an annual anniversary date thereof, as the case may be.

         "Legal Requirements": All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations in or to the Leased Property or (b) in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee to the extent such agreements, restrictions and encumbrances are created by the acts of Lessee, at any time in force affecting the Leased Property or private covenants and restrictions of record which are either set forth in Exhibit F or which are approved by Lessee in writing after the date hereof.

         "Lessee Delays":  As defined in Section 7.1.

         "Lessee's Equipment":  As defined in Section 6.2.

         "Lessor's Assignees": Collectively, any assignees now or hereafter designated in any collateral assignment of Lessor's interest in this Lease as additional security for any indebtedness of Lessor also secured by an Indenture.

         "Offset and Recapture Procedure": As defined in Section 3.4.

         "Officer's Certificate": A certificate of Lessee or Lessor signed by the president or any vice president or the treasurer, or another officer, the managing member or other similar person authorized to so sign by the board of directors, bylaws or other governing instruments of Lessee or Lessor.

         "Outside Completion Date": December 31, 2000, said date to be extended by the total aggregate length of any Lessee Delays (as defined in Section 7.1).

         "Overdue Rate": A late charge in an amount equal to five percent (5%) of the amount that is then due, plus interest on the amount then due equal to the annual interest rate being equal to the interest rate set forth in the then applicable Indenture (the "Indenture Rate") plus five percent (5%) per annum; or such rate as is permitted by law, if less. In the event there is at the time no Indenture Rate, such term shall mean eight percent (8%) per annum.

         "Payment Date": Any due date for the payment of the installments of Basic Rent.

         "Permitted Use": Warehousing, assembly, packaging, processing, light manufacturing, distribution, and services and office uses ancillary thereto, as permitted by the applicable zoning code and any amendments thereto.

         "Person": Any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, limited liability company, any federal, state, county or municipal government, or any bureau, department or agency thereof, and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Redevelopment Agreement": The agreement between Lessor and the Village and other ancillary agreements substantially in the form of Exhibit C.

         "Rent":  Collectively, the Basic Rent and Additional Rent.

         "Rent Commencement Date":  As defined in Section 3.1.

         "State":  The State of Illinois.

         "Subsidiary": (a) Any corporation more than fifty percent (50.0%) of whose voting stock is owned or controlled, directly or indirectly, by such entity or one or more other Subsidiaries of such entity, or (b) any limited partnership of which such entity or any of its Subsidiaries is a general partner, or (c) any other entity (other than a corporation) in which such entity or one or more other Subsidiaries of such entity, or such entity and one or more other Subsidiaries of such entity, directly or indirectly, owns more than fifty percent (50.0%) of the outstanding capital stock or has the power, through the ownership or voting stock, by contract or otherwise, to direct or cause the direction of the management and policies of such entity.

         "Substantial Completion Date":  As defined in Section 7.1.

         "Taking": A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not a formal condemnation or other eminent domain shall have actually been commenced if a voluntary conveyance occurs under threat of such proceeding.

         "Taking-Termination Date":  As defined in Section 15.3.

         "Taking-Termination Notice":  As defined in Section 15.3.

         "Term":  As defined in Section 1.1.

         "Unavoidable Delays": Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessor or Lessee, provided that lack of funds regardless of the cause therefor shall not be deemed a cause beyond the control of either party, except as expressly set forth herein.

         "Village": The Village of Monee, Will County, Illinois.


                                    ARTICLE 3

         3.1 Basic Rent. Except as provided in Article 7, Lessee will pay to Lessor commencing on the Substantial Completion Date (which date shall also be deemed to the "Rent Commencement Date"), in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor's address set forth above or at such other place or to such other Persons as Lessor from time to time may designate in writing upon fifteen (15) days prior written notice to Lessee, a net rental (the "Basic Rent") in advance during the Term, as follows:

                                                                                   Basic Rent
                                                                                   Square Foot of
                                                                                   the Actual
                                                                                   Leaseable
                                                   Basic Rent/     Basic Rent/     Area of the
Period                                             Month           Annum           Building
----------------------------------------------     -----------     -----------     --------------
Rent Commencement Date - end of the 12th full
calendar month                                     $207,500.00     $2,490,000.00        $3.56
13th through 24th full calendar month               211,666.67      2,540,000.00         3.63
25th through 60th full calendar month               215,833.33      2,590,000.00         3.70
61st through 120th full calendar month              242,500.00      2,910,000.00         4.16
121st through 180th full calendar month             272,916.67      3,275,000.00         4.68

         (a) Remeasurement. At such time as the location for the foundation for the Building has been surveyed and marked prior to construction thereof, Lessor and Lessee shall agree upon a measurement standard and shall jointly measure the floor area of the Building. At the time the foundation for the Building has been constructed Lessee may request that Lessor and Lessee jointly remeasure the floor area of the Building. If either such determination shall yield amount that is greater than 693,198 square feet of leasable area, then there shall be no adjustment to the Basic Rent. If the determination shall yield an amount that is less than 693,198 square feet but more than 665,190 square feet of leasable area, then the Basic Rent shall be adjusted accordingly. Notwithstanding anything to the contrary contained herein, in the event such determination shall yield an amount of leasable area that is 665,190 square feet or less, Lessor shall, within thirty (30) days ("Correction Period") cause its general contractor to expand the leasable area to achieve a building area of at least 665,190 square feet. If Lessor fails to so cause the expansion of the building area to at least 665,190 square feet, then Lessee shall have the option to elect to terminate this Lease to be exercised by written notice to Lessor given within ten (10) business days after the expiration of the Correction Period. In the event of any dispute between Lessor and Lessee as to the leasable area of the Building, the matter shall be submitted to the Construction Dispute Arbitrator for resolution. The area of the Building determined pursuant to this Section 3.1(a) is the "Actual Leaseable Area of the Building".

         (b) When Due. If the Rent Commencement Date is not on the first day of a month, the Basic Rent for the first month of the Lease Term shall be prorated accordingly. The proportionately reduced Basic Rent, if applicable, for any partial first month of the Lease Term shall be paid within fifteen (15) days after the Rent Commencement Date.

         (c) Payment Method. Lessee agrees to wire federal or other immediately available funds in payment of the Basic Rent to Lessor, or as Lessor may direct in writing, on the day each payment is due, or if such day is not a Business Day then on the Business Day following such date, so that Lessor shall receive immediately available funds in such location as Lessor may designate on each such date. Lessee may pay Basic Rent by check only if permitted by Lessor's Assignees. Except as provided in this Lease, the Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Basic Rent throughout the Term, all as more fully set forth in this Lease.

         3.2 Additional Rent. Except as provided in this Lease, in addition to the Basic Rent, commencing on the Rent Commencement Date, Lessee will also pay and discharge as additional rent (collectively, the "Additional Rent") all other amounts, liabilities, obligations and, all Impositions which Lessee assumes or agrees to pay under this Lease, and in the event of any failure on the part of Lessee to pay any of the foregoing, every fine, penalty, interest and cost which may be added for nonpayment or late payment of the Impositions, and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise as in the case of non-payment of the Basic Rent.

         3.3 Late Payment. If any installment of Basic Rent shall not be paid on or before its due date and Lessee fails to pay the amount due for five (5) days after receipt by Lessee of written notice of such failure, and to the extent Lessor pays any other Additional Rent that Lessee has so failed to pay, Lessee will pay Lessor on demand, as Additional Rent, interest on such overdue amount computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof.

         3.4 Offset and Recapture Procedure. Any payment, cost or amount due Lessee pursuant to Sections 4.6, 7.1, 7.6, 8.2 and 36.1 hereof not paid when due, such being the "Offset Amount," may be offset or recaptured, together with interest thereon at the Overdue Rate, against that portion of the then current Basic Monthly Rent next coming due which is equal to the following:

         PERIOD                                        Amount per Annum
         ------                                        ----------------
         Rent Commencement Date through
         end of the 12th full calendar month              $634,470.00
         13th through 24th full calendar month            $684,470.00
         25th through 60th full calendar month            $734,470.00
         61st through 120th full calendar month         $1,054,470.00
         121st through 180th full calendar month        $1,419,470.00


         If, at the expiration of the Term (as the same may be extended), Lessee has not fully recovered any Offset Amount, then Lessor shall, on or before said date, reimburse Lessee for the unrecovered amounts due Lessee pursuant to the provisions of this Lease. The obligation set forth in this Section shall specifically be binding on successors and assigns of the Lessor and shall run with the Land and this Lease shall constitute a lien on the Leased Property subordinate to the Indenture until any unrecovered Offset Amount is paid in full. In the event Lessee purchases the Leased Property, then the amount of the unrecovered Offset Amount shall be a credit to Lessee against the purchase price.

         This Section 3.4 is deemed to be the Offset and Recapture Procedure.


                                    ARTICLE 4

         4.1 Payment of Impositions. Subject to Section 13.1 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly furnish to Lessor and Lessor's Assignees, if any, copies of official receipts or other satisfactory proof evidencing such payments, and upon request, shall provide Lessor's Assignees with periodic status reports as to all such payments in respect of the Leased Property. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in the maximum number of installments permitted by law and in such event, shall pay only such installments attributable to the period of the Term hereof as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any assessment for a public improvement is required to be paid in one lump sum payment, Lessee shall pay such lump sum payment provided, however, Lessor shall use its best efforts to cause payments for assessments to be made in installments over the longest period permitted by law. Lessee, at its expense, shall prepare and, to the extent it may legally do so, file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. All bills for general real estate taxes and assessments shall be directed to Lessee. Lessee shall have the authority to negotiate with the taxing authority as to the term over which any special assessments are paid (excluding the benefits provided to Lessor pursuant to the Redevelopment Agreement), which Lessor acknowledges may be over the longest period permitted by law. Lessee shall be responsible only for the installments of such assessments attributable to the period of the Term. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be retained by Lessee. The provisions of this Section 4.1 shall survive termination of this Lease.

         4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge other than general ad valorem real estate taxes (or substitutes therefor). Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder unless Lessee has not otherwise received actual notice thereof.

         4.3 Adjustment of Impositions. Impositions imposed in respect of the calendar year period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination (to the extent the Imposition applies to any period during the Lease Term), and Lessee's obligation to pay its prorated share thereof shall survive such termination. The foregoing shall not limit Lessor's damages in the event such termination is by reason of an Event of Default by Lessee.

         4.4 Utility Charges. Lessee will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

         4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Section 14.1.

         4.6 Limitation on Impositions. Notwithstanding the provisions of this
Article 4:


             1. Lessor agrees that ad valorem general real estate taxes for the Leased Property payable by Lessee during the initial year the Leased Property is fully assessed will be forty-five cents ($.45) per square foot of the Actual Leaseable Area of the Building (the "Estimated Tax Amount"). The Estimated Tax Amount shall cumulatively increase by an amount equal to two and one percent (2.5%) per annum (each such cumulatively increased tax amount being hereinafter an "Escalated Tax Amount") through July 13, 2017. The terms "Estimated Tax Amount" and "Escalated Tax Amount" shall be deemed to include any taxes enacted in lieu of or as substitutes for general ad valorem real estate taxes other than taxes on Lessor's Indenture unless imposed uniformly throughout the State.

             2. Lessor and Lessee agree that if, during the period ending
July 13, 2017, the actual ad valorem general real estate taxes ("Actual Taxes") for the Leased Property attributable to the initial year of full assessment exceed the Estimated Tax Amount, or if any Actual Taxes for any subsequent tax year exceed the Escalated Tax Amount applicable to the year in question or if there is imposed any Corrective Special Assessment (such excess in each case being hereinafter an "Excess Amount") then Lessee shall deliver written notice of the same to Lessor, together with copies of applicable tax bill(s) and the following shall apply:

                (a) Lessee shall not be liable for any Actual Taxes which exceed the Estimated Tax Amount, or the applicable Escalated Tax Amount, as the case may be;

                (b) Notwithstanding the foregoing, Lessee shall pay or cause to be paid any Excess Amount prior to accrual of any interest or penalty thereon and Lessor shall reimburse Lessee for the same as provided in subsection (c) below;

                (c) Upon the payment of any Excess Amount, Lessee shall deliver an invoice and evidence of payment therefor to Lessor and Lessor shall reimburse Lessee for the Excess Amount, together with interest at the rate of five percent (5%) per annum from the date paid by Lessee until reimbursed to Lessee, which reimbursement shall be paid to Lessee by no later than December 1st in the year that Lessee delivers such invoice and evidence. Upon reimbursement to Lessee of the Excess Amount, Lessee shall be deemed to have assigned to Lessor all right, title and interest in and to any refunds or other recovery against the Village with respect to the Excess Amount reimbursed by Lessor to Lessee. Upon reimbursement to Lessee, Lessee shall execute such reasonable confirmations of the foregoing assignment as Lessor may request within thirty (30) days after written request therefor. If Lessor enters into the Redevelopment Agreement, then Lessor shall have the right, at Lessor's sole cost and expense, at any time thereafter, to pursue the enforcement of the provisions of the Redevelopment Agreement to the extent of the Excess Amount reimbursed to Lessee, including, without limitation, any protesting of the Taxes necessary to cause the Actual Taxes to be reduced to either the Estimated or Escalated Tax Amounts, as the case may be, for the year in question, or to such lower amounts as may permit recovery of the Excess Amount to Lessor. (Notwithstanding anything contained in this Lease to the contrary, however, Lessee acknowledges that Taxes cannot be contested without compliance with the conditions set forth in the Redevelopment Agreement).

                (d) If Lessor fails to reimburse Lessee within the time provided in subsection (c) above, Lessee shall have the right to offset the Excess Amount pursuant to the Offset and Recapture Procedure.

             3. The provisions of this Section 4.6 apply only to the amount of general ad valorem real estate taxes or taxes enacted in lieu of, or substitutes for, general ad valorem taxes, including any increases attributable to a sale of Lessor's interest in the Leased Property, and are not applicable to any increase in the amount of Impositions hereunder due to special assessments which may be levied or assessed against the Leased Property (provided that in no event shall Lessee be liable for special assessments levied in connection with initial development of the Leased Property except to the extent specifically provided in the Redevelopment Agreement as reimbursement of the tax increment financing contemplated thereunder) or Corrective Special Assessments.


                                    ARTICLE 5

         5.1 No Termination, Abatement, etc. Except as otherwise specifically provided herein, Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any legal action to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, the Leased Property or any portion thereof from whatever cause except for the grossly negligent acts or omissions or willful misconduct of Lessor or Lessor's Assignees, or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property or any portion thereof, the interference with such use by any Person or by reason of any eviction by paramount title, or any other defect in title, (c) any claim which Lessee has or might have against Lessor or against any of Lessor's Assignees, if any, or by reason of any default or breach of any warranty by Lessor under this Lease, any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or any action with respect to this Lease that may be taken by a trustee or receiver of Lessor or any assignee of Lessor or by any court in any such proceeding, unless such action judicially terminates the Lease, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Except as otherwise specifically provided herein, Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be available to Lessee by law or in equity to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the net Basic Rent and Additional Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, or modified, pursuant to the express provisions of this Lease.

                                    ARTICLE 6

         6.1 Ownership of the Leased Property. Lessee and Lessor agree that the Leased Property (and upon completion, all additions, alterations and improvements thereto) is the property of Lessor and that Lessee has only the right to exclusive possession, control, and use of the Leased Property upon the terms and conditions of this Lease.

         6.2 Lessee's Equipment. Lessee may, at its expense, install or assemble or place on the Land or in the Leased Improvements, and remove and substitute, any items of machinery, equipment, furnishings or trade fixtures or other personal property owned by Lessee and used or useful in Lessee's business (collectively, "Lessee's Equipment"), and Lessee shall remove the same upon the expiration or prior termination of the Term; provided, however, that Lessee shall have no right to remove any item which constitutes a Fixture. All Lessee's Equipment shall be and remain the property of Lessee (Lessor hereby disclaiming any contractual or statutory lien with respect to the same), provided that any of Lessee's Equipment not removed by Lessee upon the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without obligation to account therefor. All reasonable costs and expenses incurred in removing, storing and disposing of Lessee's Equipment shall be paid by Lessee. Lessee will repair, at its expense, all damage to the Leased Property caused by the removal of Lessee's Equipment, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss or damage to Lessee's Equipment.


                                    ARTICLE 7


         7.1 (a) Lessor's Work. Lessor shall, at its expense, construct the Premises in conformance, in all material respects of the plans and specifications to be prepared by Steve Rankin & Associates, incorporating in such construction all work described in, and in compliance with, Exhibit E and Exhibit H attached hereto ("Lessor's Work"). All Lessor's Work shall be performed in a good and workmanlike manner using new materials, and in compliance with the building permit therefor and Legal Requirements applicable as of the date of performance, to the extent the same apply thereto. Lessee, by its execution hereof, hereby approves Kiferbaum Construction Corporation and the architectural plans (which are part of Lessor's Plans [hereinafter defined]) attached hereto as Exhibit H.

             As soon as reasonably possible after the closing of Lessor's acquisition of the Land, but in any event, within sixty (60) days thereafter, Lessor shall cause detailed plans and specifications to be prepared for Lessor's Work consistent with Exhibit E and Exhibit H hereto ("Lessor's Plans"). Upon completion, Lessor shall deliver Lessor's Plans to Lessee for approval. Within six (6) business days of Lessee's receipt of Lessor's Plans, Lessee shall notify Lessor of its desired improvements for the office area portion of the Building (Lessee hereby acknowledging that maximum cost to Lessor for such office area improvements is $400,000.00) and any failure of Lessor's Plans to meet with Lessee's approval. As to any failure of Lessor's plans to meet with

Lessee's approval, Lessee's notice shall specify in detail the nature of the proposed failure and Lessee's specific suggestions to resolve such failure. Lessor shall cause Lessor's Plans to be revised to remedy such failure and to reflect the office area improvements and shall resubmit the same to Lessee for final approval, which review and approval shall occur within six (6) business days. Failure to respond by Lessee within the times set forth herein shall be deemed an approval of such plans by Lessee.

             Upon Lessee's final approval, which approval shall not be unreasonably withheld, delayed or conditioned, or deemed approval, Lessor's Plans shall be deemed approved and attached as part of Exhibit H to this Lease, and all cost and expense of any subsequent changes, addition, or deletions from such approved Lessor's Plans requested by Lessee ("Change Orders") shall be paid by Lessee, at Lessee's sole cost and expense. Lessee agrees upon written direction and approval of Lessor to pay to Lessor's contractor the cost (including additional construction interest and/or extension fees required due to such Change Orders) with respect to all Change Orders. Within fifteen (15) days following the close of each month during which any work was performed pursuant to a Change Order, Lessor shall deliver to Lessee (i) an invoice for the portion of the Change Order work performed during the preceding month together with Lessor's approval of disbursement of the payment for such work by Lessee, (ii) Lessor's architect's certification that such work has been performed in compliance with the plans therefor, if any, or otherwise in keeping with the standards for Lessor's Work, and (iii) acknowledgment by Lessor that all appropriate lien waivers have been delivered to Lessor and/or Lessor's Assignees pertaining to such work. Provided that Lessee approves the work as having been properly performed (which if Lessee does not approve shall be referred to the Construction Dispute Arbitrator), Lessee within ten (10) days after receipt of the foregoing, shall deposit the funds to pay for that portion of the work so completed pursuant to the Change Order with either Lessor's Assignees or as such Lessor's Assignees otherwise direct (i.e. to a title insurance company that is insuring the lien free construction of the Building). If the Construction Dispute Arbitrator does not provide a determination as to the work performed pursuant to the Change Order that Lessee believes was not properly performed prior to the expiration of the foregoing ten (10) day period, then Lessee shall deposit the funds to pay for that portion of the work that is the subject of the invoice with the Lessor's Assignee to be held pending the resolution of such matter. All Change Orders shall specifically state whether the Change Order (i) will require any extension of the Substantial Completion Date of the Lessor's Work and if so, (ii) the permissible amount of such extension as agreed upon between Lessor's contractor and Lessee. The Change Order shall establish the approval of Lessee and Lessor's contractor as to the equivalent delay, if any, in the date upon which the sums described in Section
7.6 hereof shall become due and payable to Lessee and the extension of the Substantial Completion Date and the Outside Completion Date.

         Any net savings resulting from a Change Order shall be applied to other Lessee requested Change Orders or to the extent the full Four Hundred Thousand and No/100 Dollars ($400,000.00) is not expended for the Office Area Improvements and is not otherwise used by Lessee through Change Orders, such remaining amount shall be paid to Lessee within thirty (30) days after the Substantial Completion Date. All Change Orders shall be entered into by Lessor subject to the approval of Lessee. If the net savings is not timely paid, Lessee may offset the amount due pursuant to the Offset and Recapture Procedure.

         Lessor shall cause Lessee to be named as an additional insured on Lessor's general contractor's builder's risk insurance policy, and shall cause its contractor to maintain such builder's risk coverage in effect until Lessee accepts possession of the Building and thereafter Lessee shall be named as an additional insured on contractor general liability policy.

         (b) Construction of Building. As soon as possible after the acquisition of the Real Estate, Lessor shall commence or cause the commencement of construction of Lessor's Work. Lessor's Work shall be diligently pursued in order to have the date of Substantial Completion of the Lessor's Work occur on or before the Outside Completion Date. Lessor shall diligently prosecute construction and will employ reasonable business efforts to cause Substantial Completion of the Lessor's Work, as that term is hereinafter defined, to be achieved, provided however, the parties agree that such date is not a requirement, representation or warranty, but merely a date by which Lessor shall use all reasonable efforts to meet and should such date not be met, such failure shall not be a default hereunder if, prior to that date, Lessor has been diligently prosecuting Substantial Completion of the Lessor's Work. If construction is delayed because of Lessee's unreasonable withholding, conditioning or delaying of consent pursuant to Section 7.1 or 7.4, interference with or delay of Lessor's Work as a direct result of Lessee simultaneously performing Lessee's Work (as contemplated in subsection 7.1(c) below), failure to approve or comment, as appropriate, on Lessor's Plans within the time set forth in Section 7.1(a), or due to Change Orders requested by Lessee ("Lessee Delays"), or for a Force Majeure Event, as hereinafter defined, the Outside Completion Date shall be extended for the amount of time Lessor is so delayed, and Lessor shall have no liability by reason thereof except as provided in
Section 7.6 hereof. Lessee shall have the right to have a designated representative on the Leased Property during the performance of Lessor's Work at Lessee's sole risk and expense, provided that such representative shall not interfere with, or delay, the completion of the Leased Premises. Notwithstanding the foregoing, Lessee's designated representative shall have the right to notify Lessor of any defects in the work being performed by Lessor's contractors or subcontractors or material supplied by materialmen which could result in a reduction of the quality of the construction of the Leased Improvements or material deviation from the Lessor's Plans (other than Lessee's Change Orders) and requiring that Lessor's contractor cease the Lessor's Work in question. Any such notification shall be sent by facsimile to Lessor and a written notice to Lessor sent the same day by overnight delivery providing for a receipt. Lessor, upon receipt of such notice, shall promptly remedy the problem described in such notice to the reasonable satisfaction of Lessee. If Lessor, Lessee and Lessee's contractor have not resolved the dispute within twenty-four (24) hours of Lessee's initial facsimile notice to Lessor, the parties shall immediately notify and refer the dispute to the Construction Dispute Arbitrator. If Lessor is required to repair, replace or correct any item by the decision of the Construction Dispute Arbitrator the Outside Completion Date shall not be affected or changed because of any delay occasioned by this procedure and if such items are not repaired, replaced or corrected pursuant to Construction Dispute Arbitrator's recommendation on or before the date set for completion of the Punchlist Items, then Lessee shall be automatically deemed to have disclaimed any further responsibility for such item to the extent of the defects and Lessor shall be solely responsible therefor during the Term ("Disclaimed Lessor's Work").

         (c) Substantial Completion. As used herein, "Substantial Completion of the Lessor's Work" shall be as so determined by the Lessor's architect, in the exercise of its reasonable professional judgment; provided that such date may only be ("Substantial Completion Date") upon which (i) the Lessor's Work conforms in all material respects to the Plans and Specifications attached as Exhibit E and Exhibit H; (ii) Lessor has obtained a final Certificate of Occupancy (the "C.O.") for the Lessor's Work subject to Section 7.2 hereof;
(iii) Lessor has completed all exterior driveways, loading docks and parking areas and the Building is available for the use intended to be made thereof by the Lessee; (iv) Lessor has assigned to Lessee, in writing, all warranties for Lessor's Work subject to a collateral assignment to Lessor's Assignee and with the exception of the one (1) year warranty from Lessor's contractor; such written assignments shall contain the written consent and acknowledgment of the applicable contractor/warrantor to such assignment if required by the terms thereof; and (v) all access roads to the Leased Property have been completed. Substantial Completion shall be deemed to have occurred only if the remaining items of Lessor's Work are so-called "punchlist" items, which do not materially interfere with Lessee's use and uninterrupted occupancy of the Building for the conduct of its business or which Lessee agrees that by their nature completion should be deferred to a later date (such as landscaping until the Spring planting season or the final coat of asphalt for the paved surfaces on either the Land or access roads if such coat is applied within one hundred twenty (120) days of Substantial Completion or the final seal coating of the Building if such coat is applied within one hundred twenty (120) days of Substantial Completion) (the "Punchlist Items"). ("Uninterrupted," as used herein, shall mean that Lessee shall not be required to vacate the Building or any portion thereof for the completion thereof.)

             Lessor agrees to deliver sixty (60) days' advance written notice to Lessee of the estimated date of Substantial Completion of the Building. Lessee shall be permitted access to the Building at least 45 days prior to the date of anticipated Substantial Completion for purposes of Lessee's installation of merchandise storage and handling equipment (which installation shall be performed pursuant to an installation schedule agreed upon between Lessor and Lessee), cabling and telecommunications installations, provided however, such entry by Lessee shall be at the sole risk and expense of Lessee and shall not delay, interfere with or increase the cost of Lessor's Work. Lessor shall have the right, by delivery of a facsimile notice to Lessee, followed by a copy of such notice delivered by overnight delivery, to cause Lessee to cease any activities which would violate the provisions of this paragraph provided, however, if Lessee disputes that its activities are delaying, interfering with or increasing the cost of Lessor's Work the matter should be referred to the Construction Dispute Arbitrator for resolution. Moreover, in the event that Lessor and Lessee are not able to agree upon the installation schedule, the matter shall be referred to the Construction Dispute Arbitrator for resolution. Any such early entry shall be conditioned upon Lessee having the insurance coverage set forth in Article 14 hereof in place.

             At least two (2) business days prior to the Substantial
Completion of the Lessor's Work, Lessor shall notify Lessee that the Lessor's architect has determined that Substantial Completion of the Building will occur. On or before the Substantial Completion Date, Lessee and Lessor shall jointly inspect the Lessor's Work and prepare a written schedule of Punchlist Items and a determination of the itemized cost to complete each Punchlist Item ("Punchlist Costs"). If Lessee disputes Lessor's architect's determination of Substantial Completion or the Lessee and

Lessor cannot jointly agree on a schedule of Punchlist Items and Punchlist Costs, Lessee shall notify Lessor by facsimile with a follow up written notice sent by overnight delivery on the same day and the parties shall immediately submit the dispute to Construction Dispute Arbitrator whose decision shall be rendered within forty-eight (48) hours of Construction Dispute Arbitrator's receipt of notice of the dispute. Taking of possession by Lessee shall be deemed conclusively to establish that the Building has been completed in accordance with the Lessor's Plans, except for any Punchlist Items.

         (d) Punchlist. A written schedule of Punchlist Items shall be developed by Lessor and Lessee, acting reasonably, after an inspection of the Leased Improvements by Lessor and Lessee or their designated representatives. Lessor shall use its best efforts to complete the Punchlist Items within forty-five
(45) days, but in all events within sixty (60) days, after the schedule of Punchlist Items has been mutually developed as set forth above and shall cause the same to be completed in accordance with the Lessor's Plans ("Punchlist Completion Date"). Lessee agrees that it will sign-off, as having been completed, on any completed Punchlist Item upon request by Lessor within five
(5) business days of Lessor's request. If with Lessee's approval, delivery of the Building to Lessee occurs in stages, the parties shall develop a schedule of Punchlist Items at the time delivery of each portion of the Leased Property.

         If all such Punchlist Items are not completed in accordance with the terms of this Lease on or before the Punchlist Completion Date, Lessee may offset the amount of unpaid Punchlist Costs pursuant to the Offset and Recapture Procedure; provided however, (i) any such offset amount was utilized to complete Punchlist Items and (ii) Lessee provides appropriate lien waivers as requested by Lessor's Assignees.

         (e) Warranty. Upon receipt of notice from Lessee, Lessor shall promptly repair, or replace when necessary, any defect in Lessor's Work for which Lessor has received notice during the period ending one (1) year following the Substantial Completion Date. If any item of Lessor's Work is not substantially completed at the Substantial Completion of the Lessor's Work, then the one-year warranty described in the preceding sentence shall be deemed to have commenced at the time of Substantial Completion of the item in question. This obligation shall not apply to defects that are the result of (i) Lessee's violations of: the Lease, manufacturers or supplier's warranties, negligent acts or omissions or willful misconduct; (ii) ordinary wear and tear; (iii) acts or omissions of third-parties not acting for or on behalf of the Lessor, unless caused by Lessor's grossly negligent acts or omissions or willful misconduct; (iv) Alterations by Lessee, or Lessee's Work and (v) damage as a result of fire or other casualty, unless caused by Lessor's negligent acts or omissions or willful misconduct. Lessee shall not be required to utilize any specific contractor or material supplier for maintenance to preserve any construction warranties, and may perform such maintenance by its own employees so long as Lessee complies with the requirements of such warranties for the entire duration thereof and so long as only qualified contractors or employees are used. Lessor further agrees to procure for Lessee the benefit of any manufacturer's or installer's warranties with respect to heating, ventilating, air conditioning and other fixtures and/or equipment installed by Lessor at the Premises as part of Lessor's Work (subject to the rights of Lessor's Assignee). To the extent that any of the Lessor's Work is covered by a guarantee or warranty which has been assigned to the Lessee, Lessee agrees that, prior to it requesting that

Lessor do or cause to be done any repairs or replacements pursuant to this Section, Lessee shall first request of the applicable supplier that such repairs or replacement be done by said supplier in accordance with the terms of its guaranty or warranty.

             If Lessor receives notice of a defect within the one (1) year period described above, Lessor shall diligently prosecute the correction of same. If Lessor fails to correct any defect in Lessor's Work pursuant to this
Section 7.1, then Lessee shall, at its option, correct such defects ("Defect Cost"). In such case, Lessee shall be entitled to offset the Defect Cost in accordance with the Offset and Recapture Procedure.

         7.2 Lessee's Work. All work not provided herein to be done by Lessor shall be performed by Lessee, at Lessee's expense, and deemed to be Lessee's Work, and Lessee shall do and perform, at its expense, all Lessee's Work diligently and promptly and in accordance with the following provisions. Lessee acknowledges and agrees that the performance of any Lessee's Work which is not in the nature of installation of trade fixtures and trade equipment may delay the issuance of a certificate of occupancy or temporary certificate of occupancy. Accordingly, Lessee agrees that Substantial Completion will be deemed to have occurred upon the issuance of a temporary C.O. or final inspections of Lessor's Work if the nature of Lessee's Work is such that the Village will not issue a final C.O. until completion of Lessee's Work.

         7.3 Construction by Lessee.

             (a) Upon the Substantial Completion Date, Lessee agrees to accept possession of the Leased Property and to perform the Lessee's Work in a good and workmanlike manner. Lessee shall apply for all necessary building permits prior to commencing Lessee's Work. By entering into possession of the Leased Property, Lessee shall be deemed to have accepted the Leased Property and to have acknowledged that the Leased Property fully complies with Lessor's covenants and obligations hereunder, subject to: (i) the Lessor's representations and warranties contained herein; (ii) the warranties to be obtained by Landlord pursuant to Section 7.1(e); (iii) latent defects; (iv) Punchlist Items; and (v) the right of Lessee to approve future title exceptions pursuant to Section 7.4 hereof. All Lessee's Work is to be done by Lessee, at Lessee's sole expense, and in accordance with the plan and specifications, as approved by Lessor and Lessor's Assignee. Lessee agrees to submit to Lessor and Lessor's Assignee complete plans and specifications including engineering, mechanical and electrical work covering Lessee's Work. Lessor shall review and approve Lessee's plans, or notify Lessee of any failure of Lessee's plans and specifications to meet with Lessor's approval, within six (6) business days of the receipt of same. In the event Lessor fails to notify Lessee of the approval by Lessor of Lessee's plans within the time period provided above, Lessee's plans shall be deemed approved.

             (b) Lessee's Work shall be done in accordance with all applicable Legal Requirements including, without limitation, the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq. and Lessee's plans shall be certified to by an Illinois licensed registered architect or professional engineer, as appropriate. Lessee shall not perform any work at the Leased Property until Lessor has given Lessee written approval of Lessee's plans and specifications (or the same are deemed approved as provided above) and Lessee has obtained appropriate builder's risk, property damage and commercial general liability insurance naming Village, Lessor, Lessee, and Lessor's Assignees as their interest may appear as required by this Lease and established the same to Lessor's satisfaction. Any of Lessee's Work causing venting, opening, sealing, waterproofing or any altering of the roof shall be performed by Lessor's roofing contractor or by a roofing contractor selected by Lessee and approved by Lessor, in Lessor's sole discretion, and shall be done at Lessee's sole expense. Lessee shall provide Lessor with a certificate from the roofing contractor that all of Lessee's Work causing venting, opening, sealing, waterproofing or in any way altering the roof has been performed in compliance with the plans and specifications and in accordance with all guarantees or warranties for the roof. Lessee hereby covenants and agrees to hold Lessor harmless and will indemnify, protect and, at Lessor's option, defend Lessor and Lessor's Assignee, with counsel reasonably approved by Lessor, from any damage to the Leased Property resulting, directly or indirectly, from Lessee's venting, opening, sealing, waterproofing or any other way altering the roof. If the nature of Lessee's Work is such that the C.O. cannot issue until occupancy by Lessee and/or completion of Lessee's Work, then Lessee agrees to furnish Lessor a C.O. from all applicable local authorities at the completion of Lessee's Work and/or upon Lessee's occupancy. Lessee shall also be responsible for the prompt removal of Lessee's construction debris.

             (c) Lessee shall post such notices of non-responsibility as Lessor or Lessor's Assignees shall reasonably require.

         7.4 Condition of the Leased Property. Lessee acknowledges that it has examined title to, and the condition of, the Leased Property prior to the execution and delivery of this Lease and so long as such complies with Exhibit F has found the same to be satisfactory for all purposes hereunder. Lessee expressly approves the list of title exceptions set forth in Exhibit A-1 attached hereto ("Permitted Exceptions"). Lessor agrees that no other matter shall be placed of record without Lessee's prior written consent. Lessee acknowledges that various easements may be required by the Village and various utility companies in connection with development of the Leased Property ("Development Easements") and agrees not to unreasonably withhold, condition or delay consent to such Development Easements. Any response to a request for approval of a Development Easement shall be delivered within ten (10) business days of the request for such approval and if approval is denied or conditioned, shall specifically state the reasons for the withholding or conditioning. Requests for approval not responded to within ten (10) business days shall automatically be deemed approved. Lessee shall not be entitled to withhold its consent so long as the Development Easement(s) requested are consistent with the development standards for other first class industrial properties in the greater Chicago Metropolitan area and do not interfere with Lessee's use of and access to the Leased Property or result in any increased cost to Lessee. Lessor agrees to deliver to Lessee copies of any foundation or as built surveys required by the terms of Lessor's Indenture to Lessee simultaneously with such delivery to Lessor's Assignee. Any such surveys shall be certified to Lessee and any title company which Lessee shall have delivered prior notice of to Lessor. Except as expressly set forth herein, Lessee is renting the Leased Property "as is" in its present condition. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE

OR PURPOSE OR OTHERWISE, AS TO COMPLIANCE WITH LEGAL REQUIREMENTS, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO LESSOR'S TITLE THERETO OR OTHERWISE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Notwithstanding anything herein to the contrary, as to any Disclaimed Lessor's Work, Lessee does not accept such work or the condition of the Leased Premises but, rather, Lessor shall remain responsible throughout the Term for all repairs, maintenance and correction, as may be appropriate, necessitated Disclaimed Lessor's Work.

         7.5 Use of the Leased Property. Lessee may use the Leased Property only for the Permitted Use. Lessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Leased Property or any use to be made thereof contrary to any Legal Requirements or Insurance Requirements applicable thereto. Lessee shall not use or occupy or permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property or any part thereof, in a manner that may make it impossible to obtain any insurance thereon which Lessee is, or may be, required to furnish hereunder, or that will cause or be likely to cause structural or other material injury to any of the Leased Improvements or the Personal Property, or that will constitute a public or private nuisance or waste.

         7.6 Construction Delays.

             (a) Special Definition of Force Majeure Event. As used in this Article of the Lease, the term "Force Majeure Event" shall mean delays due to
(i) strikes or other labor troubles not specific to the Project, (ii) governmental restrictions and limitations, war or other national emergency,
(iii) non-availability of materials or supplies (provided that if comparable materials (the "Comparable Materials") can be obtained albeit at an increased cost, then such inability to obtain material shall not constitute a Force Majeure Event, unless the total cost of all Comparable Materials less any cost savings on materials necessary for Lessor's Work required to be used to complete Lessor's Work exceeds the greater of (a) One Million Dollars and No/100 ($1,000,000.00) or (b) ten percent (10%) of the aggregate cost of all materials required for Lessor's Work as such is determined by the contracts for such materials. Notwithstanding the foregoing, there shall be no limitation on the increased costs that may be incurred to obtain the pre-cast concrete panels or steel for the Building. Comparable Materials shall mean materials of a quality equal to or better than that which is being replaced), delay in transportation,
(iv) accidents, floods, fire, damage or other casualties, weather or acts, (v) delays by utility companies in bringing utility lines to the Land all beyond the reasonable control of Lesser, and (vi) Lessee's Delays. Except for the "Termination Date" as described below, whenever a period of time is provided in this Article of the Lease, a party shall not be liable or responsible for a delay due to a Force Majeure Event to the extent of the actual and unavoidable period of time that the party so performing is actually and unavoidably delayed. It shall be a condition of a right to claim an extension of time as a result hereof that the delayed party notifies the other party in writing within two (2) business days after the occurrence of such cause, specifying the nature thereof and the period of time contemplated or necessary for performance. Notwithstanding anything herein to the contrary contained, in no event shall the Termination Date be amended or changed as a result of a Force Majeure Event. Unavoidable Delays, as defined in this Lease, shall not be applicable to this Article.

             (b) Delay in Commencement Date; Termination.

                 Except as specifically provided below, in the event the Commencement Date does not occur by April 1, 2000, then Lessor shall pay to Lessee all of Lessee's "Delay Costs" payable by Lessee from and after April 1, 2000. In addition, in the event the Commencement Date does not occur on or before January 1, 2001 (the "Termination Date"), other than as a result of Lessee Delays, then Lessee shall have the right, by written notice given to Lessor on or before five (5) days following the Termination Date (the "Notice Date") to elect, within Lessee's sole and absolute discretion, (i) to terminate this Lease whereupon all obligations of Lessee to Lessor or to Lessor's Lender, (as defined below but which term shall also include Lessor's Assignees) hereunder or stated in any other document or however else arising to Lessor (except for such obligations that may have accrued prior to the effective date of termination) shall terminate and be forever released by Lessor and Lessor's Lender (as defined below) without further action of any person or party or (ii) extend the Termination Date. Notwithstanding anything to the contrary, if Lessee elects to so terminate this Lease, Lessor shall remain obligated to Lessee for all Delay Costs accruing through March 31, 2001.

             (c) Definition of Delay Costs. The term "Delay Costs" shall mean the sum of the Retention Rents, Relocation Costs and Liquidated Damages, all as defined below:

                 (i) all occupancy costs incurred by Lessee (for purposes of this Article, the term "Lessee" shall include any affiliates of Lessee that would be using the Premises) either for premises currently occupied by Lessee as of the date hereof or premises to which Lessee relocates some or all of its operations as a result of the expiration of leases for such current premises including, without limitation, taxes, any so-called penalty or holdover rents or charges that may be incurred as a result of Lessee's retention of possession of the current premises, and any increased rental obligations agreed to by Lessee in order to remain in the current premises beyond the respective expiration dates (collectively referred to as the "Retention Rents") but not to exceed $135,000.00 per month. The amount of the Retention Rents shall be reduced by the rent and other charges that Lessee would pay pursuant to the terms of this Lease (which rent and other charges shall be reduced by $52,872.50 per month, which reduction amount is referred to herein as the "Reduction Fee"), if the Commencement Date had been April 1, 2000 with the result intended to be that Lessee would be placed in the same position as if the Commencement Date had occurred on April 1, 2000.

                 (ii) any costs incurred by Lessee in relocating its staff, equipment, inventory merchandise or operations from any or all of the current premises to another location and any additional wage or salary expenses that may arise as a result of a reduction in the area utilized by Lessee in any of the current premises in order to satisfy an obligation to a lessor thereof so as to be able to retain possession of a portion of a current premises not to exceed Fifty Thousand and No/100 Dollars ($50,000.00) per move (collectively the "Relocation Costs"), and;

                 (iii) because the injury to Lessee as a result of not being able to consolidate its warehousing and distribution facilities into the Premises are incapable of being accurately determined, commencing May 1, 2000, Delay Costs shall include liquidated damages (referred to herein as the "Liquidated Damages") equal to fifty percent (50%) of the sum of the Retention Rents plus the Relocation Costs and after June 1, 2000, Liquidated Damages equal to one hundred (100%) of the sum of the Retention Rents plus Relocation Costs:

                 (iv) Notwithstanding the foregoing, the total Delay Costs payable to Lessee shall not exceed the following:

                                                                Maximum Lessor
           For the Period                                     Payment per Month
           --------------                                     -----------------
           April 1, 2000 through April 30, 2000                   $135,000.00
           May 1, 2000 through May 31, 2000                       $175,000.00
           June 1, 2000 through Substantial Completion Date       $200,000.00

In the event the Substantial Completion Date occurs after June 1, 2000, but on or before December 31, 2000, but accepts possession of the Leased Property solely for the installation and testing of its equipment, the Lessor shall continue to be liable to Lessee for the Retention Rents and the Relocation Costs arising after the Substantial Completion Date until March 31, 2001, with accrued Liquidated Damages for the period prior to the Substantial Completion Date to be paid and there shall be no further accrual of Liquidated Damages after the Substantial Completion Date. While Lessee shall use commercially reasonable efforts to mitigate the Retention Rent and Relocation Costs, Lessee shall be under no obligation: (i) to accept possession or conduct any business operations in less than the entire Leased Premises, (ii) to move from any warehouse, distribution or other facility between the date hereof and the date Lessee accepts possession of the Leased Premises, (iii) to enter into litigation or arbitration with any current or future landlord, or (iv) to vacate any facility at the expiration of a lease term in order to avoid holdover rent or the payment or accrual of damages to the landlord thereof (it being acknowledged that Lessor may be obligated to pay holdover rent and/or damages or to pay an above market rent to a landlord to remain in possession of a facility in order to avoid disruption of Lessee's operations therein and that Lessee's acceptance of rental terms that are not so-called "market rates", whether for a current facility or new temporary facility, shall not be deemed to be a failure of Lessee to mitigate damages).

             (d) Payment and Security for Delay Costs. Regardless of whether this Lease is terminated by either party pursuant to the provisions of this Article, the Delay Costs shall be paid to Lessee on a monthly basis with the first payment to be made during the month of April, 2000, provided that in each instance such payment shall be made within fifteen (15) days after receipt of a statement from Lessee setting forth the amount of the Delay Costs. The obligations of Lessor to pay the Delay Costs shall be secured to the reasonable satisfaction of the Lessee. The duty to pay the Delay Costs shall be an obligation of Lessor regardless of either the occurrence of the Commencement Date or the termination of this Lease pursuant to this Article so that Lessor shall be obligated to pay the Delay Costs that Lessee incurs through March 31, 2001, to the extent of contractual commitments or legal liability arising, for example, as the result of being a holdover Lessee until Lessee is able to obtain leased premises reasonably comparable to the Leased Improvements.

             (e) If Substantial Completion occurs between June 1, 2000 and December 31, 2000, Lessee shall pay to Lessor one-half (1/2) of the Basic Rent less the applicable Reduction Fee; provided, however, that if Lessee uses more than fifty percent (50%) of the Building, other than for the installation and testing of its equipment, then Lessee shall pay full Basic Rent less the applicable Reduction Fee.

                 If Substantial Completion has occurred before April 1, 2000, Lessor shall pay to Lessor's contractor an early completion bonus equaling One Hundred Thousand and No/100 Dollars ($100,000.00) for each full month that Substantial Completion has occurred in advance of April 1, 2000 (such amount to be prorated in the event of mid-month Substantial Completion) ("Early Completion Bonus"). Upon evidence of payment of the Early Completion Bonus by Lessor to Lessor's Contractor, Lessee shall promptly pay Lessor an amount equal to one-half (1/2) of the Early Completion Bonus actually paid, not to exceed the sum of Fifty Thousand and No/100 Dollars ($50,000.00) per month.

                 Notwithstanding the foregoing, Lessee's obligation with respect to payment of the Early Completion Bonus shall not exceed Two Hundred Thousand and No/100 Dollars ($200,000.00).

                                    ARTICLE 8

         8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Section 13.1 relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and whether or not such Legal Requirements or Insurance Requirements represent a change in policy of the entity promulgating or enforcing any such Legal Requirement or Insurance Requirement, and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Improvements or any part thereof.

         8.2 Capital Improvement Credit. If Lessee is required, pursuant to
Section 8.1 or 9.1 hereof, to make any capital improvement, repair or replacement to the roof, structural elements, HVAC or other building systems of the Leased Property which individually cost in excess of One Hundred Thousand Dollars ($100,000), then Lessee shall deliver prior written notice to Lessor of the need for such improvement, repair or replacement, including detailed information as to the nature and estimated cost thereof for Lessor's approval. At the expiration of this Lease, provided no Event of Default exists hereunder, Lessee shall receive from Lessor a reimbursement for the unamortized portion of such capital improvement, repair, or replacement approved by Lessor (or binding pursuant to the last sentence hereof) applicable to the period beyond the Lease Term. The amount of such capital improvement shall be amortized over the useful life of the improvement in question (as determined by Internal Revenue Service standards) at an interest rate equal to the lesser of (a) ten percent (10%) or (b) Lessee's actual cost of borrowing to pay for such capital improvement. In the event of a dispute between Lessor and Lessee as to the necessity for such capital improvement, repair or replacement, Lessor and Lessee shall submit such dispute to a mutually acceptable independent architect, engineer or contractor (as appropriate for the item in question) whose decision shall be final, binding and conclusive on the parties. Any amounts not paid to Lessee within thirty (30) days (as the same may be extended) shall become a lien upon the Leased Property, which lien shall be subordinate to the lien of any Lessor's Assignee. The expiration date of the Term shall be deemed extended during the period of any good faith negotiations for a renewal pursuant to
Section 19.1 of the Lease. Notwithstanding the foregoing, Lessor shall have no obligation to Lessee with respect to said expenditure if the same was necessitated by Lessee's negligence, willful acts, or failure to maintain the building in accordance with warranty requirements. The provisions of this
Section 8.2 shall not apply with respect to events of damage or destruction, and Lessor and Lessee acknowledge that the provisions of Article 15 shall be controlling upon the occurrence of the same. In the event Lessor purchases the Leased Property, then the amount that would otherwise be reimbursed to Lessee pursuant to this Section 8.2 shall be a credit in favor of Lessee against the purchase price.


                                    ARTICLE 9

         9.1 Maintenance and Repair. (a) Except as provided in Section 7.1, Lessee, at its expense, will maintain and repair the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto in good condition, repair and working order (ordinary wear and tear excepted), and, with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs and replacements shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof or commit any waste of the Leased Property or any part thereof.

             (b) Except as expressly provided with respect to Lessor's
Work, the Disclaimed Lessor's Work and Section 8.2 hereof, Lessor shall not under any circumstances be required to build any improvements on the Leased Property, or to make any repairs, replacements, alterations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution this Lease or hereafter enacted.

             (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof.

             (d) Upon the expiration or prior termination of the Term, Lessee will vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, ordinary wear and tear excepted.

         9.2 Encroachments, Restrictions, etc. If Lessee shall cause or have caused any of the Leased Improvements to encroach upon any property, street or right-of-way adjacent to the Leased Property, or to violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Any such alteration shall be made in conformity with the requirements of Section 10.1.

                                   ARTICLE 10

         10.1 Alterations, Substitutions and Replacements. Lessee, at its expense, may at any time and from time to time make interior, non-structural alterations of, and interior nonstructural additions to, the Leased Improvements or any part thereof and substitutions and replacements for the same (collectively, "Alterations"), provided that (a) the market value of the Leased Property shall not be reduced or its usefulness impaired, (b) the work shall be done expeditiously and in a good and workmanlike manner using new materials of good quality, (c) the plans and specifications for any single Alteration with an estimated cost in excess of Two Hundred Thousand Dollars ($200,000.00) shall be approved in advance in writing by Lessor and, if required by the terms of Lessor's Indenture, Lessor's Assignees, such approval not to be unreasonably withheld, (d) Lessee shall comply with all Legal Requirements and Insurance Requirements, if any, applicable to the work, (e) Lessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work and (f) no Alteration shall adversely affect the mechanical, utility, heating, ventilating and air conditioning systems or electrical systems of the Leased Improvements. All Alterations shall immediately become and remain the property of Lessor, shall be deemed part of the Leased Property, and shall be subject to all of the terms and provisions of this Lease. No Alterations shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property.

At the time Lessee seeks Lessor's approval, Lessee may request that Lessor determine, as a part of its approval, whether the Alteration must be removed and/or the Leased Property be restored. Lessee shall not be obligated to restore Alterations that Lessor, at the time of granting its approval, indicates need not be removed or for which restoration need not be performed.

         Subject to the provisions of Article 35, Lessor agrees that Lessee's right to expand the Building is pre-approved and shall not be subject to the provisions of this Section 10.1.


                                   ARTICLE 11

         11.1 Environmental Matters. In the event any activity has been conducted at the Leased Property prior to the date of the Environmental Report, or in the future will be conducted at the Leased Property following the Substantial Completion Date or any past or any future use of the Leased Property following the Substantial Completion Date in any manner (a) which has or would cause the Leased Property to become a hazardous waste treatment storage or disposal facility within the meaning of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, (b) has or would cause a release or threatened release of Hazardous Materials from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601-9657, or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, or
(c) has or would cause the point source discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., or the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., or any other federal, state or local law, rule, ordinance or regulation relating to Hazardous Materials, Lessee agrees to promptly notify Lessor and Lessor's Assignees, if any, and further agrees promptly to so notify such parties of any claim made with respect to any of such matters. In the event that the Lessee discovers that Hazardous Materials exist on the Leased Property in violation of any applicable law, rule, ordinance or regulation (whether or not disclosed in the Environmental Report) Lessee shall also promptly notify Lessor of such condition and shall take such actions as are required by applicable law. Lessee agrees to comply with each of the recommendations, if any, contained in the Environmental Report for the protection, operation and maintenance of the Leased Property and shall not use the Leased Property in violation of any Environmental Laws.

         Notwithstanding anything herein contained, Lessee shall not be responsible for, and accepts no liability for, any violation of any Environmental Law or for any use involving Hazardous Materials that is not disclosed in the Environmental Report or that results from conduct of Lessor or Lessor's contractor, its subcontractors, materialmen, agents, and employees.

                                   ARTICLE 12

         12.1 Liens. Subject to Section 13.1 relating to contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Basic Rent or Additional Rent provided under this Lease arising out of Lessee's (or its agents' or employees') occupancy of or activities with respect to the Leased Property, not including, however, (a) this Lease, (b) any Indenture, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor and Lessor's Assignees, if any, or any easements which do not materially and adversely affect (1) the marketability of title to the Leased Property, (2) the use of the Leased Property for all purposes of this Lease, or
(3) the fair market value of the Leased Property, provided that Lessee shall first have delivered an Officer's Certificate to Lessor and Lessor's Assignees, if any, certifying as to the matters set forth in clauses (1) and (2), (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article 24, liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Section 13.1, and
(f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than thirty (30) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or sound accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Section 13.1. Notwithstanding anything contained herein to the contrary, Lessee acknowledges and agrees that Impositions shall not be contested below the levels specified in the Redevelopment Agreement.


                                   ARTICLE 13

         13.1 Permitted Contests. Lessee, on Lessor's behalf, but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, encumbrance, charge or claim not permitted by Section 12.1, provided that
(a) in the case of an unpaid Imposition, lien, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and/or from the Leased Property, (b) neither the Leased Property nor any rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, terminated, canceled or lost, (c) in the case of a Legal Requirement, Lessor would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor or Lessor's Assignees, if any, to insure ultimate payment of the same, including, without limitation, all interest and penalties thereon, and to prevent any sale or forfeiture of the Leased Property, the Basic Rent and any Additional Rent by reason of such non-payment or noncompliance, provided, however, Lessee is not permitted to contest, and the provisions of this Section shall not be construed to permit Lessee to contest, the payment of Basic Rent, Additional Rent or any other sums payable by Lessee to Lessor hereunder, (e) in the case of an Insurance

Requirement, the coverage required by Article 14 shall be maintained, and (f) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.


                                   ARTICLE 14

         14.1 Insurance. So long as this Lease remains in effect, Lessee agrees to maintain at all times and at its expense insurance, covering the Leased Property as follows:

             (a) Property Insurance. Insurance with respect to the Leased Improvements against any peril included within the classification "All Risks of Physical Loss," with extended coverage in amounts at all times sufficient to prevent it from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Leased Property and with reasonable deductibles. The term "full insurable value" as used herein shall mean the actual replacement cost of the Leased Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving).

             (b) Liability Insurance. Comprehensive general liability insurance, including bodily injury, death and property damage liability, dram shop coverage and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon Lessor and Lessor's Assignees as their interests may appear and all court costs and reasonable attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Leased Property in such amounts as Lessor's Assignees may require, but in no event for a combined single limit of less than $1,000,000.00 minimum (or a $3,000,000.00 minimum if the Leased Property contains one or more elevators) with a $2,000,000.00 minimum (or a $6,000,000.00 minimum if the Leased Property contains one or more elevators) general aggregate limit. In the event that any payment of proceeds is made under any umbrella liability insurance policy, the Lessee shall immediately purchase additional umbrella liability insurance coverage so that at all times there shall be no less than a $1,000,00.00 minimum (or a $3,000,000.00 minimum if the Leased Property contains one or more elevators) of liability insurance coverage per occurrence with a $2,000,000.00 minimum (or a $6,000,000.00 minimum if the Leased Property contains one or more elevators) general aggregate limit.

             (c) Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by it), with respect to any work on, about or regarding the Leased Property.

             (d) Business Interruption Insurance. Business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of one
(1) year.

             (e) Boiler and Machinery Insurance. Broad form boiler and machinery insurance covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Leased Property and insurance against loss of occupancy or use arising from any such breakdown in an amount equal to 100% of the actual replacement cost of such machinery (without taking into account any depreciation) and containing reasonable deductibles.

             (f) Flood Insurance. If all or any portion of the Leased
Property is located within a federally designated flood hazard zone, flood insurance as is generally available and in such amount and with such deductibles as Lessor's Assignees may require.

                 All insurance policies shall be in form and substance acceptable to Lessor's Assignees, shall name Lessor's Assignees and their successors and assigns as their interest may appear as additional insureds, mortgagees and/or loss payees, as deemed appropriate by Lessor's Assignees, with the exception of the property exclusively owned by Lessee, such as inventory, machinery and equipment, and shall provide that all proceeds are payable to Lessor's Assignees. All insurance companies providing such insurance shall have a Best's rating of at least A-.

         14.2 Policy Provisions and Certificates. The insurance maintained by Lessee under clauses (a), (b), (d), (e), and (f) of Section 14.1 shall name Lessor and Lessee, as named insureds, as their respective interests may appear, and shall bear a standard non-contributory first mortgagee endorsement, as appropriate, in favor of Lessor's Assignees, if any, as loss payees. The insurance maintained by Lessee under clauses (a), (b), (d), (e) and (f) of
Section 14.1 shall provide that all property losses insured against shall be adjusted by Lessee (prior to an Event of Default) (subject to Lessor's approval of final settlement of estimated losses of Fifty Thousand Dollars ($50,000.00) or more) and that the proceeds thereof shall be paid to Lessor, and Lessor's Assignees, to be applied in the manner hereinafter set forth in Section 15.1 and
Section 15.3. All insurance maintained by Lessee shall provide that (a) no cancellation or reduction thereof shall be effective until at least thirty (30) days after receipt by Lessor and Lessor's Assignees, if any, of written notice thereof, and (b) all losses shall be payable notwithstanding any act or negligence of Lessor, Lessor's Assignees, if any, or Lessee or their respective agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding (i) the occupation or use of the Leased Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken pursuant to any provision of any Indenture upon the happening of an event of default thereunder, or (iii) any change in title or ownership of the Leased Property or any part thereof. Lessee will, within fifteen (15) days after the same first becomes due hereunder, furnish to Lessor and Lessor's Assignees, if any, certificates for the insurance required by Section 14.1, and not less than thirty (30) days before the expiration of any such insurance, certificates evidencing the replacement or renewal thereof, together with written evidence that the premium therefor has been paid.

         14.3 Subrogation. During the period prior to completion of any Punchlist Items, in respect of any real, personal or other property located in, at or upon the Leased Property, and in respect of the Leased Property itself, Lessee hereby releases Lessor and Lessor's Assignees, if any, from any and all liability or responsibility to Lessee or anyone claiming by, through or under Lessee, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the willful fault or gross negligence of Lessor or Lessor's Assignees, if any, or anyone for whom any of said Persons may be responsible. If generally available from insurance carriers, then, during the period prior to completion of the Punchlist Items, Lessee shall require its fire, extended coverage and other casualty insurance carriers to include in Lessee's policies a clause or endorsement whereby the insurer waives any rights of subrogation against Lessor and Lessor's Assignees, if any.

         14.4 Other Insurance. Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Article to be furnished by Lessee unless Lessor and Lessor's Assignees, if any, are included therein as named insureds as their respective interests may appear, with loss payable as in this Article provided. Lessee shall immediately notify Lessor and Lessor's Assignees, if any, whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same as provided in this Article.


                                   ARTICLE 15

         15.1 Notice of Damage, Destruction or Taking; Condemnation Awards. In case of any material damage to or destruction of the Leased Property or any part thereof or in case of any Taking, Lessee shall forthwith give notice thereof to Lessor. If Lessor shall be advised by the condemning authority of a proposed Taking, Lessor shall forthwith give notice thereof to Lessee. In case of any such Taking (whether permanent or temporary), damage or destruction, Lessor shall be entitled to all awards or insurance payments on account thereof, other than as expressly set forth herein. Lessee shall be entitled to any awards made
(i) for the taking of personal property, inventory or trade fixtures belonging to Lessee including Lessee's Equipment, (ii) for the interruption of Lessee's business or its moving costs, (iii) for the value of any leasehold improvements installed and paid for by Lessee, or (iv) or other compensable tenant claims, including, without limitation, moving expenses; provided in no event shall Lessee be entitled to any award made for the value of the leasehold. Unless an Event of Default shall have occurred, all sums so received by Lessor, shall be applied in accordance with the provisions of Section 15.3, except that any such sums received with respect to a Taking for temporary use shall be applied in accordance with the provisions of Section 15.2. For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property shall be deemed to constitute an award made in such proceeding whether or not the same shall have actually been commenced. For the purposes of this Article, the terms "net proceeds" and "net awards" shall mean, respectively, (i) any insurance proceeds in respect of any damage to or destruction of the Leased Property or any part thereof, or (ii) any awards in connection with any Taking thereof, in each case, less all costs and expenses, including attorneys' fees, incurred in connection with the seeking and obtaining of any such proceeds or awards.

         15.2 Taking for Temporary Use. In case of a Taking for temporary use, there shall be no termination, cancellation or modification of this Lease, and Lessee shall continue to perform and comply with (except as such performance and such compliance may be rendered impossible by reason of such Taking) all of its obligations under this Lease and shall in no event be relieved of its obligation to pay punctually all Rent or any other charges payable hereunder. If no Event of Default shall have occurred, Lessor shall pay the net awards received by it (whether by way of damages, rent or otherwise) by reason of such Taking to Lessee within thirty (30) days of receipt of said award. If an Event of Default shall have occurred, any such net award shall be retained by Lessor, to the extent of the Event of Default (and allowable damages therefor). "Temporary Use," as used in this Section 15.2, shall mean a Taking of the entire Leased Property (or such a substantial portion of the Leased Property as would render the balance unsuitable for Lessee's Permitted Use) for a period of up to one hundred eighty (180) days.

         15.3 Other Taking; Damage or Destruction; Repair or Replacement.

             (a) Except as otherwise provided in Section 15.2 regarding Temporary Use, Lessee shall have the option to terminate this Lease if, as a result of any Taking (including a Taking of off-site improvements or access),
(i) the remaining leasable area of the Building is less than the Actual Leaseable Area of the Building and cannot, within six (6) months from the effective date of the Taking, be increased to the Actual Leaseable Area of the Building solely with the use of the Net Award (as otherwise herein reduced) which determination shall be made within forty five (45) days of the effective date of the Taking; or (ii) in Lessee's sole and absolute discretion, the Building is no longer suitable for the continued operation of Lessee's business within six (6) months from the effective date of the Taking, solely with the use of the Net Award which shall be determined within forty five (45) days of the effective date of the Taking (as otherwise herein reduced). Lessee must exercise such option by delivering written notice to Lessor (the "Taking Termination Notice") not later than ninety (90) days after the effective date of such Taking (which, for purposes hereof, shall mean the earlier of delivery of possession or transfer of title to the condemning authority, unless, in the case of prior transfer of title, Lessee is permitted to continue occupying the Leased Property until delivery of possession) (the "Taking Termination Date").

             (b) In the event that Lessee delivers a Taking-Termination
Notice to Lessor then, the entire proceeds of any Taking and the right thereto shall be assigned to and shall belong to Lessor and this Lease shall terminate as of the Taking-Termination Date at which time the parties shall be released from any and all obligations and liabilities arising up to and including the Taking-Termination Notice.

             (c) Except as otherwise provided in Subsection (a) and (b) hereof, in case of any damage to or destruction of the Leased Property or any part thereof, or in case of any Taking other than for Temporary Use, Lessee will promptly commence and complete with due diligence (subject to Unavoidable Delays) the replacement and repair of the Leased Property in order to restore it as nearly as practicable to the value and condition thereof immediately prior to such damage, destruction or Taking, provided Lessor or Lessor's Assignees has made the insurance proceeds or condemnation award available to Lessee and such funds are adequate to restore. In the event such funds are not adequate to restore the Leased Property, Lessor may elect within forty five (45) days after the damage or Taking to terminate this Lease unless Lessee agrees to provide the funds necessary to complete repairs. If an Event of Default shall have occurred, Lessor may, at its option, retain all or of any portion of net proceeds of insurance and/or net awards for a Taking, to the extent of the Event of Default, and any allowable damages therefrom. Upon completion of construction, Lessee shall deliver to Lessor (i) a copy of a permanent, unconditional certificate of occupancy for the Leased Property and (ii) an Officer's Certificate and a certificate of an engineer or architect satisfactory to Lessor certifying to the completion of the repair or replacement of the Leased Property, the payment of the cost thereof in full, and the amount of such cost, and upon receipt of such certificates by Lessor, any balance of such proceeds and awards or other payments not required to be held or applied in accordance with the preceding sentence, shall if no Event of Default shall have occurred, (1) in the case of insurance proceeds, be paid over to, and retained by Lessee, and (2) in the case of an award for a Taking, be paid over to Lessor. In the event of a Taking of such character as not to require any repair or replacement of the Leased Improvements, and upon delivery to Lessor of an Officer's Certificate certifying that such partial Taking has not materially affected the condition or use of the Leased Property, any net award or other payment for such Taking shall, if no Event of Default shall have occurred, be paid over to Lessor. If an Event of Default shall have occurred prior to the time of Lessor's receipt of any insurance proceeds or awards or other payment for a Taking pursuant to this Section, the same shall be applied in the manner specified in any Indenture.


                                   ARTICLE 16

         16.1 Intentionally Omitted.

                                   ARTICLE 17

         17.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

             (a) if Lessee shall fail to make payment of any Basic Rent or Additional Rent payable by Lessee under this Lease within five (5) days of Lessee's receipt of Lessor's written notice of such failure to pay; or

             (b) if Lessee shall fail to observe or perform any other material term, covenant or condition of this Lease and such failure shall continue for a period of thirty (30) days after written notice thereof to Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; or

             (c) if Lessee or Lessee's Guarantor shall make a general assignment for the benefit of its creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief, or shall admit in writing its inability to pay its debts as they mature; or

             (d) if any proceeding against Lessee or Lessee's Guarantor seeking any of the relief mentioned in clause (c) of this Section shall not have been stayed or dismissed within sixty (60) days after the commencement thereof; or

             (e) if a trustee, receiver or liquidator of Lessee or Lessee's Guarantor or of any substantial part of their respective properties or assets, or of Lessee's estate or interest in the Leased Property shall be appointed with the consent or acquiescence of Lessee, or if any such appointment, if not so consented to or acquiesced in, shall remain unvacated or unstayed for a period of sixty (60) consecutive days; or

             (f) if Lessee or Lessee's Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution or shall, in any manner, permit the divestiture of substantially all its assets; provided that a liquidation or dissolution of Lessee or Lessee's Guarantor, or the beginning of proceedings toward a liquidation or dissolution of Lessee or Lessee's Guarantor, or the divestiture of substantially all the assets of Lessee or Lessee's Guarantor, shall not be an Event of Default (i) with respect to Lessee, if the survivor of such merger with Lessee or the purchaser of such assets from Lessee shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor and Lessor's Assignees, if any, or by operation of law, and, if so long as immediately after giving effect to any such merger or asset sale the Lessee or other corporation (if not the Lessee) surviving the same shall have a Consolidated Tangible Net Worth at least equal to the Consolidated Tangible Net Worth of Lessee immediately prior to such merger or asset sale, or (ii) with respect to Lessee's Guarantor, if the survivor of such merger with Lessee's Guarantor or the purchaser of substantially all of the assets of Lessee's Guarantor shall assume all of the obligations of Lessee's Guarantor under its guaranty of this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor and Lessor's Assignees, if any, or by operation of law, it hereby being expressly understood that in the event of a transaction described in this clause (ii) there shall be no requirement that the surviving Person of a merger with Lessee's Guarantor or purchaser of Guarantor's assets have any specified level of Consolidated Tangible Net Worth. At the request of Lessor, Lessee or Lessee's Guarantor, if applicable, shall deliver an opinion of counsel, reasonably satisfactory to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms, subject to customary exceptions with respect to enforceability; or

             (g) Intentionally Omitted.

             (h) Intentionally Omitted.

             (i) if any of the material representations or material warranties made by Lessee in this Lease proves to be untrue in any material respect; or

             (j) there shall be rendered against the Lessee or Lessee's Guarantor a final judgment or decree in an amount in excess of Five Million and No/100 Dollars ($5,000,000.00) and the Lessee, as the case may be, shall have failed to satisfy such judgment or to appeal therefrom (or from the order, decree or process pursuant to which such judgment was granted, passed, entered or affirmed) and to obtain a stay of execution thereof within the period prescribed by law for appeals, and to have such judgment discharged within sixty
(60) days after the expiration of such period or the period of any such stay, whichever shall later expire; or

             (k) Any material report, certificate, financial statement or other instrument delivered to Lessor by or on behalf of Lessee is false or misleading in any material respect when made or delivered.

Upon an Event of Default, Lessor may, at its option and without limitation on any other remedies available to it, (i) terminate this Lease by giving Lessee written notice of such termination and upon the giving of such written notice, the Term shall terminate and all unaccrued rights of Lessee under this Lease shall cease, or (ii) to continue to enforce Lessee's obligation to pay Basic Rent, Additional Rent, and all other sums due under this Lease (including such amounts as may be due by reason of acceleration) without terminating this Lease. Lessee will pay as Additional Rent all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

         17.2 Surrender; Entry by Lessor. If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessee shall, if required by Lessor so to do, immediately surrender the Leased Property to Lessor and quit the same, and if permitted by applicable law, Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all personal property from the Leased Property. Lessor shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding anything contained in this Lease to the contrary, Lessor agrees to comply with any forcible entry and detainer act prior to entering the Leased Property.

         17.3 Reletting by Lessor. If an Event of Default shall have occurred, whether or not this Lease has been terminated pursuant to Section 17.1, Lessor shall use its best efforts to relet the Leased Property or any part thereof for the account of Lessee, in the name of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the then current Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and may collect, receive and retain the rents resulting from such reletting.

         17.4 Current Liquidated Damages. Neither (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Leased Property,
(c) the failure of Lessor to relet the

Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable to and including the date of such termination. Thereafter, monthly on the days on which the Basic Rent would have been payable under this Lease if the same had not been terminated and until the end of what would have been the then current Term in the absence of such termination, Lessee, at Lessor's option, shall pay Lessor as and for liquidated and agreed current damages for Lessee's default:

             (a) an amount equal to the Basic Rent and Additional Rent that would have been payable by Lessee hereunder if the Term had not been terminated, less

             (b) the net proceeds, if any, of any reletting of the Leased Property or any part thereof, after deducting all of Lessor's expenses in connection therewith, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and any repair or alteration costs and expenses incurred in connection with such reletting.

         17.5 Final Liquidated Damages. At any time after the termination of this Lease pursuant to Section 17.1, whether or not Lessor shall have collected any current damages pursuant to Section 17.4, Lessor, at its option, shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand as and for liquidated and agreed final damages for Lessee's default (it being agreed that it would be impractical or extremely difficult to fix the actual damages), and in lieu of all current damages provided in Section 17.4 beyond the date to which the same shall have been paid.

             (a) the sum of (i) any past due Rent together with interest thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of all sums due and owing at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser), (ii) the remaining payments of Basic Rent (which would otherwise have become due during the remainder of the then current Term but for such termination) as of the later of the date to which Basic Rent shall have been paid or the date to which Lessee shall have paid current damages pursuant to Section 17.4 together with interest thereon computed from the later of such dates to the date of payment of all sums due and owing at the Overdue Rate, and (iii) an amount equal to the Additional Rent and other charges (as reasonably estimated by Lessor) which would be payable hereunder from such date for what would have been the then unexpired current Term had the same not been terminated calculated on a quarterly basis, less

             (b) the then fair net rental value of the Leased Property for the period from the date of payment of such liquidated damages to the date which would have been the then expiration date of the then current Term had this Lease not been terminated (after deducting all reasonable estimated expenses to be incurred in connection with reletting the Leased Property, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and repair and alteration costs and expenses).


If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

         17.6 Waiver. If this Lease is terminated pursuant to Section 17.1, Lessee waives, to the extent permitted by applicable law, (a) any right which may require Lessor to sell or otherwise divest its interest in the Leased Property or any part thereof in mitigation of Lessor's damages as set forth in this Article 17, (b) any notice of re-entry or of the institution of legal proceedings to that end (provided, however, that Lessor shall comply with any requirements with respect to forcible entry and detainer statutes), (c) any right of redemption, re-entry or repossession, (d) any right to a trial by jury with respect to the payment of any Basic Rent or Additional Rent in the event of summary proceedings to enforce the remedies set forth in this Article 17, and
(e) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article 17.1.

         17.7 Limitation on Damages. Notwithstanding anything contained in this Lease to the contrary, Lessor and Lessee hereby waive any claim for consequential, punitive, special or other extraordinary damages, it being agreed that each party shall be limited to their respective actual damages, provided, however, the foregoing shall not be deemed to preclude Lessor from receiving any damages for a deficiency in rent resulting from a reletting of the Premises as customarily calculated in the State, or to preclude Lessee from recovering the amounts described at Section 7.6 and pursuant to the Offset and Recapture Procedure hereof.

                                   ARTICLE 18

         18.1 Lessor's Right to Cure Lessee's Event of Default. If Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease such that an Event of Default has occurred pursuant to Article 17, Lessor, and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.


                                   ARTICLE 19

         19.1 Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof (except pursuant to the provisions of Section 6.2) with Lessor's consent, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental, (a) one and one-half (1.5) times the monthly Basic Rent payable during the last year of the Term on the first day of each month, and (b) all Additional Rent and all other sums, if any, payable by Lessee pursuant to the provisions of this Lease. Notwithstanding the foregoing, Basic Rent payable at the expiration of the Term of this Lease shall not be increased pursuant to the provisions of this Section 19.1 if Lessor and Lessee are, at the time of the expiration of the Term, negotiating in good faith for a renewal of this Lease. Either party shall have the right to terminate such negotiations by delivering thirty (30) days' prior written notice to the other. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease but shall have no rights thereunder other than the right to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease. Lessor agrees to deliver thirty (30) days notice to Lessee prior to the scheduled expiration date of the Term that Lessor has a need for immediate possession of the Leased Property at the expiration of the Term. Any claim for damages by Lessor (other than the increased Basic Rent described above) resulting from such holdover shall be conditioned upon Lessor's delivery of such notice to the extent the same is required by the provisions of this Section 19.1.


                                   ARTICLE 20

         20.1 No Recourse to Lessor. No recourse shall be had against Lessor or Lessor's Assignees, or its successors or assigns, or its employees, officers, directors, shareholders or members for any claim based on any failure by Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease. In the event of any such failure, recourse shall be had solely against the Leased Property. Nothing contained in the foregoing, however, shall restrict the right of Lessee to commence any proceeding against Lessor for the breach of its agreements or covenants contained in this Lease; provided, however, that, in the event that any judgment is obtained against Lessor, the same shall not be the basis of a right of offset, deferment or reduction of the Rent due hereunder until the rendering of a final non-appealable judgment.


                                   ARTICLE 21

         21.1 Risk of Loss. Except to the extent caused by Lessor's gross negligence or willful misconduct, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor. None of the events mentioned in this Section shall entitle Lessee to any abatement of Basic Rent or Additional Rent, except as specifically provided herein.

                                   ARTICLE 22

         22.1 Indemnification by Lessee. Lessee will protect, indemnify, save harmless and defend Lessor and Lessor's Assignees, if any, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor or any of Lessor's Assignees, if any, by reason of: (a) the acquisition and ownership of, or the holding of any security in, the Leased Property; (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, non-use or condition in, on or about the Leased Property, or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any Impositions; (e) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, except to the extent performed by or at the direction of Lessor; (g) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the Lessor thereunder; (h) except as provided in Article 11, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from, or affecting the Leased Property or any other property; (i) except as provided in Article 11, any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (j) except as provided in Article 11, any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Materials; or (k) except as provided in Article 11, any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, the costs and expenses of any remedial action, reasonable attorneys' and consultant's fees, investigation and laboratory fees, court costs and litigation expenses. Any amounts which become payable by Lessee under this Section shall be paid on demand, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such final determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor, or any of Lessor's Assignees, if any, and may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor or Lessor's Assignees against Lessor's grossly negligent acts or willful acts. Lessee's liability for a breach of the provisions of this Section arising during the Term hereof shall survive any termination of this Lease.


                                   ARTICLE 23

         23.1 Assignment. Lessee may assign or sublet ("Transfer") this Lease, its interest in the Leased Property, or any of its rights or obligations hereunder, without the prior written consent of Lessor, provided:

             (a) That such assignment or subletting shall in no manner relieve Lessee or Lessee's Guarantor of any of the obligations undertaken by it under this Lease; and

             (b) That Lessee provide written notice to Lessor of such Transfer and, upon the request of any Lessor's Assignee, Lessee will provide to such Lessor's Assignee evidence of the assumption of the liability and continuing obligations of Lessee hereunder.

         No such assignment, mortgage, pledge, hypothecation or transfer of this Lease, sublease or any other relinquishment of possession or rights to any of the Leased Property shall in any way discharge or diminish any obligations of Lessee or Lessee's Guarantor to Lessor hereunder and Lessee and Lessee's Guarantor shall remain directly and primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions contained in this Lease to be performed by Lessee. Notwithstanding the foregoing, if Lessee proposes to Transfer its interest in all or substantially all of the Building (which, for purposes hereof, shall be deemed to be ninety percent (90%) or more of the Building) in a single transaction, Lessor shall have the right, in its sole discretion, to elect to (but shall not be obligated to) terminate this Lease and to re-take possession thereof. In the event Lessor elects to terminate this Lease, Lessee and Lessor's Guarantor shall be relieved of any liability accruing from and after the effective date of such termination.

         23.2 Intentionally Omitted.

         23.3 Excess Rental. If Lessee assigns, subleases or otherwise transfers its interest hereunder, Lessee shall in consideration therefor, pay to Lessor, as Additional Rent:

             (a) in the case of an assignment, an amount equal to fifty percent (50.0%) of all sums and other considerations paid to Lessee by the assignee for or by reason of such assignment in excess of Basic Rent and Additional Rent hereunder for the remainder of the Term as the same may be extended pursuant to Article 32 below (for purposes of this calculation such sums paid to Lessee shall not include sums paid for the sale of Lessee's leasehold improvements, equipment, furniture, furnishings or other personal property); and

             (b) in the case of a sublease, fifty percent (50.0%) of any rents, additional charges or other consideration payable under the sublease to Lessee by the subtenant which is in excess of the Basic Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Lessee hereunder) pursuant to the terms hereof. Such amount shall not include sums paid for the sale or rental of Lessee's leasehold improvements, equipment, furniture or other personal property. The sums payable under this Section shall be paid to Lessor with thirty (30) days of when such sums are received from subtenant.


                                   ARTICLE 24

         24.1 Lessor's Right to Inspect. Lessee shall permit Lessor and Lessor's Assignees, if any, and their respective authorized representatives to inspect the Leased Property during Lessee's usual business hours upon twenty-four (24) hours prior written notice and to make such repairs, alterations, additions or improvements as Lessor may deem necessary or desirable; and to exhibit the Leased Property to prospective purchasers. Any such right of entry made for the purposes of repairs, alterations, additions or improvements shall be limited to two (2) such entries within any twelve (12) month period, so long as (i) no Event of Default has occurred, requiring additional entries; (ii) additional entries are not required with respect to the provisions of Section
8.2 of this Lease; and (iii) such limitation shall not apply in the event of damage, destruction or emergency situations. Any entry by Lessor or Lessor's Assignees shall be made in a manner that does not interfere with Lessee's business operations. Notwithstanding anything contained herein to the contrary, Lessor or Lessor's Assignees shall be liable for their respective gross negligence or willful misconduct in connection with their access to the Leased Property.

         24.2 Financial Statements. Lessee shall provide Lessor with
Lessee's Guarantor's audited financial statements (including but not limited to balance sheets, income statements, and statements of changes in financial position) at least annually, no later than March 31 for the prior year ended December 31, and shall also provide quarterly audited financial statements (if Lessee has quarterly audited statements prepared, and otherwise unaudited quarterly financial statements) within ninety (90) days of the end of the prior calendar quarter. Notwithstanding the foregoing, so long as Lessee's Guarantor is publicly traded, Lessee shall not be required to comply with the provisions of this Section 24.2.


                                   ARTICLE 25

         25.1 No Waiver by Lessor. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach. Subject to the terms of any subordination, non-disturbance and attornment agreement entered into between Lessee, any Lessor's Assignee and/or Lessor (which shall be in a form substantially similar to Exhibit B), foreclosure, sale or other proceeding under any Indenture shall not effectuate a termination of this Lease or discharge or otherwise affect the obligations of Lessee hereunder.


                                   ARTICLE 26

         26.1 Remedies Cumulative. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                   ARTICLE 27

         27.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                   ARTICLE 28

         28.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property or any interest therein.


                                   ARTICLE 29

         29.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease and all such future liabilities and obligations shall thereupon be binding upon the new owner, subject to the provisions of Article 21.

         Notwithstanding anything contained herein to the contrary, if no uncured Event of Default pursuant to Section 17.1(a) is applicable then, under no circumstances during the initial Term or any Extension Period of the Lease shall Lessor engage in negotiations to sell or otherwise to transfer the Leased Property to any Person engaged in the business of manufacturing, selling, distributing, or otherwise relating to houseware products, pest control and small animal care and control products, or pet products ("Competitor").


                                   ARTICLE 30

         30.1 Quiet Enjoyment. So long as no Event of Default exists,
Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or Lessor's Assignees, if any, or anyone claiming by, through or under any of them, but subject to all liens and encumbrances of record.


                                   ARTICLE 31

         31.1 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and personally delivered or couriered (by Federal Express or another reputable, national overnight delivery service), addressed to the respective parties, as follows:

             (a) if to Lessee:             EKCO Housewares, Inc.
                                           9234 West Belmont Avenue
                                           Franklin Park, Illinois  60131-2808
                                           Attn:  President
                                           Fax (847) 678-8875

                 with a copy to:           EKCO Group, Inc.
                                           98 Split Brook Road
                                           Nashua, New Hampshire  03062-5738
                                           Attn: General Counsel
                                           Fax (603) 888-1427

                 and:                      Katten, Muchin & Zavis
                                           525 West Monroe Street
                                           Suite 1600
                                           Chicago, Illinois  60661-3693
                                           Attn: Barnett P. Ruttenberg, Esq.
                                           Fax (312) 577-8654

             (b) if to Lessor:             WILL PARTNERS, LLC
                                           c/o Griffin Capital
                                           3421 Manhattan Avenue
                                           Manhattan Beach, California 90026
                                           Attention:  Kevin A. Shields
                                           Fax (310) 546-7550

                 with a copy to:           Wildman, Harrold, Allen & Dixon
                                           225 West Wacker Drive
                                           Chicago, Illinois  60606-1229
                                           Attention:  Mary P. Higgins
                                           Fax (312) 201-2555

             (c) if to Contractor:         Kiferbaum Construction
                                           790 Estate Drive
                                           Deerfield, Illinois 60015
                                           Attn: Jacob Kiferbaum

                 and:                      Anderson and Associates
                                           1250 Larkin Avenue
                                           Suite 100
                                           Elgin, Illinois 60123
                                           Attn: Mike Anderson


or to such other address as either may hereafter designate, and shall be effective upon receipt as evidenced by a receipt signed by a Person at such address authorized to accept delivery, or upon refusal to accept delivery.

         31.2 Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

         31.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         31.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         31.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         31.6 Governing Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE.

         31.7 Estoppel Certificates. Within twenty (20) days of the request of the other party, either party will execute, acknowledge and deliver to the other party a certificate stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Rent and other sums payable hereunder have been paid, and (c) either that to the knowledge of the party no default of Event of Default exists under this Lease or specifying each such default or Event of Default of which the party has knowledge.

         31.8 Subordination and Attornment.

             (a) Simultaneous with the execution of this Lease by Lessor, Lessor shall cause the Subordination and Non-disturbance Agreement in the form of Exhibit B to be executed by all then current ground lessors and holders of all Indentures. In such case, this Lease is subject to and subordinate to all ground leases and Indentures which affect the Land or the Leased Property and which are of public record as of the date Lessor acquires title to the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any of Lessor's Assignees shall advise Lessor that it desires or requires this Lease to be made prior and superior thereto, then, within twenty (20) days of written request of Lessor to Lessee, Lessee shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Lessor and such lessor or Lessor's Assignee deems necessary or desirable to make this Lease prior thereto. Lessee hereby consents to Lessor's ground leasing the Land and/or encumbering the Leased Property as security for future loans on such terms as Lessor shall desire, all of which future ground leases or Indentures shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lessor's Assignee holding or offering to hold such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust then Lessee agrees, within twenty (20) days after Lessor's written request therefor, to execute, acknowledge and deliver to Lessor any and all documents or instruments requested by Lessor or by such ground lessor or Lessor's Assignee as may be necessary or proper to assure the subordination of this Lease to such future ground lease or Indenture, but only if such lessor or Lessor's Assignee agrees to recognize Lessee's rights under this Lease and agrees not to disturb Lessee's quiet possession of the Leased Premises in an instrument substantially in the form of Exhibit B. If Lessor assigns the Lease as security for a loan, Lessee agrees to execute such documents as are reasonably requested by the Lessor's Assignee and to provide reasonable provisions in the Lease protecting the security interest of such Lessor's Assignee which are customarily required by institutional lenders making loans secured by a deed of trust. Without limiting the foregoing, Lessee hereby approves the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit B.

             (b) In addition, as a condition of any future subordination of this Lease, any holder of a future Indenture or ground lease on the Leased Property shall enter into a subordination, non-disturbance and attornment agreement, in a form substantially similar to that attached hereto as Exhibit B.

         31.9 Lessee's Attornment Upon Foreclosure. Lessee shall, upon request, attorn (i) to any purchaser of the Leased Property at any foreclosure sale or private sale conducted pursuant to any Indenture encumbering the Leased Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Leased Property, or
(iii) to the lessor under an underlying ground lease of the Land, should such ground lease be terminated; provided that such purchaser, grantee or lessor is not Competitor of Lessee and such Purchaser, grantee or lessor recognizes Lessee's rights under this Lease, and has previously entered into the subordination, non-disturbance and attornment agreement with Lessee contemplated in Section 31.8(b) above.

         31.10 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

             (a) submits for itself and its property in any legal action or proceeding relating to this Lease and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the Northern District of Illinois, Eastern Division or the Circuit Court of Will County, Illinois, and the applicable appellate courts;

             (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to such party at its address set forth in Section 31.1 or at such other address of which the parties hereto shall have been notified pursuant thereto; and

             (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law.

         31.11 Waivers of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSOR AND THE LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE PAYMENT OF ANY BASIC RENT AS ADDITIONAL RENT PURSUANT TO THIS LEASE OR OTHER PAYMENTS DUE PURSUANT TO ANY OTHER OPERATIVE AGREEMENT TO WHICH SUCH ENTITY IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

         31.12 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Lessee and Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Lessor, Lessee and Lessor's Assignees, if any. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State.

         31.13 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in the form of Exhibit D attached hereto, signed by Lessor and Lessee and otherwise in recordable form, which memorandum shall then be recorded in the applicable public records in the county where the Land is located and/or in the public records of the State.

         31.14 Brokers. Lessor (i) represents and warrants that it has had no dealings with any broker or agent in connection with this Lease other than Brett Broaddus at Alliance Commercial ("Broker"), whose commission shall be paid by Lessor; (ii) represents and warrants that to the best of its knowledge, that Broker is not receiving any other compensation with respect to the acquisition of the Leased Property; and (iii) covenants to hold harmless and indemnify and defend Lessee from and against any and all cost, expense, or liability for any compensation, commissions, or damages claimed by any brokers or other agents with respect to this Lease or the obligations thereof other than Broker. Lessor represents and warrants to Lessee that the only commission and/or amount paid or payable to Broker by Lessor or any affiliate of Lessor in connection with this Lease and transaction is $1,000,000.00.

              Lessee (i) warrants that it has had no dealings with any broker or agent in connection with this Lease other than Broker, whose commission shall be paid by Lessor; and

(ii) covenants to hold harmless and indemnify Lessor from and against any and all cost, expense, or liability for any compensation, commissions, or damages claimed by any brokers or other agents with respect to this Lease or the obligations thereof other than Broker.


                                   ARTICLE 32

         32.1 Options To Extend Term. So long as Lessee occupies at least seventy five percent (75%) of the Leased Improvements, and subject to the condition set forth in clause (b) below, Lessee shall have two options to extend the term of this Lease with respect to the entirety of the Leased Property on all of the terms, covenants and conditions of this Lease (each an "Extension Option"), the first for a period of five (5) years from the expiration of the fifteenth (15th) full year of the Lease Term (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

             (a) Each Extension Option shall be exercised, if at all, by notice of exercise given to Lessor by Lessee not more than sixty (60) days after receipt of the final written determination of the Fair Market Rent for the applicable Extension Period (each a "Rent Notice"). The determination of the Fair Market Rent shall only be given by Lessor to Lessee simultaneous with the delivery to Lessee by Lessor of the determination of the FMV of the Leased Property being given pursuant to Section 34 of this Lease;

             (b) Anything herein to the contrary notwithstanding, if an Event of Default by Lessee has occurred, either at the time Lessee exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Lessor shall have, in addition to all of Lessor's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Lessee.

         32.2 Rent. Not more than fifteen (15) months or less than twelve (12) months prior to the (i) expiration of Lease Term or (ii) the expiration of the First Extension Period, as applicable, Lessor shall give Lessee written notice of Lessor's determination of the then current Fair Market Rent (hereinafter defined) for the Leased Property. Notwithstanding anything contained herein, if Lessor fails to provide the final determination of Fair Market Rent to Lessee within the time frame specified herein, then the Lease shall continue at the then applicable Basic Rent until Lessor fulfills its obligations pursuant to this Article 32 and (i) Lessee elects to exercise its option, (ii) Lessee elects to terminate the Lease with such termination becoming effective, at Lessee's option, (a) as of the scheduled expiration date of the then current term or (b) twelve (12) months from the date of Lessee's receipt of the Rent Notice, or
(iii) Lessee elects to exercise its purchase option contained herein.

         32.3 Fair Market Rent. "Fair Market Rent" shall be determined as follows: At least fifteen (15) months prior to the expiration of the Lease Term or the first Extension Period, as applicable, Lessor shall deliver to Lessee the proposed Basic Rent for such first Extension Period or second Extension Period, as applicable. Such amount shall be based on a current Fair Rental

Market Analysis performed by a licensed real estate broker of Lessor's choosing. Within ten (10) business days following receipt of Lessor's proposed Basic Rent, Lessee shall give Lessor written notice of a disagreement, if any, as to the Basic Rent based upon an analysis of the current Fair Market Rental Value of the Leased Property that is less than that determined by Lessor's broker, whereupon Lessee and Lessor shall jointly select a third licensed real estate broker to determine the current Fair Market Rental Value of the Leased Property. Within sixty (60) days after the designation of the third broker, each of the three brokers shall submit their written determination of the Fair Market Rent of the Leased Property in accordance with this section to both Lessor and Lessee. If the Fair Market Rent of the Leased Property is determined by any two or all three of such brokers is identical, then the Fair Market Rent for purposes of the Extension Option shall be such identical amount. If the Fair Market Rent as determined by each such broker is different from the others, but two of such determinations are within five percent (5%) of each other, then the rent pursuant the Fair Market Rent shall be the arithmetic mean of the such two amounts. In all other cases, the highest and lowest of such determination shall be disregarded and the Fair Market Rent shall be equal to the middle, or remaining, determination. Notwithstanding anything contained herein to the contrary, the determination of the Fair Market Rent shall not include the square footage of the Expansion Area or the improvements on the Expansion Area constructed by Lessee at Lessee's sole cost and expense.

         Lessor shall pay all costs associated with the broker designated by Lessor, and Lessee shall pay all costs associated with the broker designated by Lessee. Lessor and Lessee shall share equally all costs associated with the third broker.


                                   ARTICLE 33

         33.1 Contingencies. Notwithstanding anything herein contained to the contrary, and notwithstanding any other agreement between Lessor, Lessee and any third party, Lessor and Lessee shall each have the right to terminate this Lease with no obligation of either to the other or any third party whatsoever, in the event the "Threshold Contingencies" set forth below are not satisfied on or before June 15, 1999. The "Threshold Contingencies" are the following:

             (i) intentionally omitted.

             (ii) Lessor's Lender has executed all loan documentation to evidence and secure the mortgage loan, copies of which shall be delivered to Lessee for Lessee's review and that all inducement materials, contingencies, opinions and any other item required by such Lender to make the mortgage loan have been satisfied or waived.

             (iii) Lessor has purchased the Land and has delivered to Lessee, evidence thereof including, without limitation, a leasehold title insurance commitment in the form of Exhibit F. Lessee shall be responsible for the cost of the premium for such leasehold title insurance.

             (iv) The Lessor's Lender and Lessee and to the extent required, the Lessor, have entered into a Subordination, Non-disturbance and Attornment Agreement, in recordable form attached hereto as Exhibit B.

             (v) intentionally omitted.

             (vi) intentionally omitted.

             (vii) Lessee shall have received satisfactory evidence of the guaranty of Kevin A. Shields of the obligation of Lessor with respect to the Delay Costs.

         In the event any of the Threshold Contingencies do not occur on or before June 15, 1999, then either party shall have the right, within its sole and absolute discretion, to terminate this Lease by written notice to the other given on or before June 19, 1999. The parties acknowledge that notices given pursuant to the terms of this section may be given by the attorneys for the applicable parties. Lessor covenants to use its best efforts to cause the satisfaction of the Threshold Contingencies.


                                   ARTICLE 34

         34.1 Fair Market Value Purchase Option. So long as no Event of Default exists, Lessee is hereby granted the following rights and options to purchase the Leased Property for a purchase price equal to the Leased Property's Fair Market Value, as defined below (the "FMV").

             (a) The option exercise price shall equal the FMV of the Leased Property as of the applicable option exercised. FMV is defined as the price at which the Leased Property could be sold by a person who desires, but is not required to sell, and is sought by a person who desires, but who is not required to buy, after due consideration of all the elements reasonably affecting value provided that in no event shall the FMV be less than the Exit Purchase Price, as defined below. For purposes of determining the FMV of the Leased Property, Lessor and Lessee shall within ten (10) days of FMV Determination Notice each designate an independent real estate appraiser duly licensed in the State and having not less than ten (10) years experience appraising commercial properties in the area of the Leased Property and shall notify each other in writing of such designation. Within the next ten (10) days, such appraisers shall designate a third independent real estate appraiser with the same credentials and reasonably acceptable to both Lessor and Lessee and shall notify Lessor and Lessee of such designation. After their appointment, all three such appraisers shall be directed to determine, independently, the FMV of the Leased Property. Within sixty (60) days after the designation of the third appraiser, each of the three appraisers shall submit their written determination of the FMV of the Leased Property in accordance with this section to both Lessor and Lessee. If the FMV of the Leased Property is determined by any two or all three of such appraisers is identical, then the FMV for purposes of the Purchase Option shall be such identical amount. If the FMV as determined by each such


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


appraiser is different from the others, but two of such determinations are within five percent (5%) of each other, then the purchase price pursuant the FMV Purchase Option shall be the arithmetic mean of the such two amounts. In all other cases, the highest and lowest of such determination shall be disregarded and the FMV shall be equal to the middle, or remaining, determination. Notwithstanding anything contained herein to the contrary, the determination of the FMV shall not include the square footage of the Expansion Area or the improvements on the Expansion Area constructed by Lessee at Lessee's sole cost and expense.

                 Lessor shall pay all costs associated with the appraiser designated by Lessor, and Lessee shall pay all costs associated with the appraiser designated by Lessee. Lessor and Lessee shall share equally all costs associated with the third appraiser.

             (b) For purposes hereof, "Exit Purchase Price" shall mean an amount equal to the sum of (a) the principal balance of any Lessor's Indenture due at the closing of Lessee's acquisition of the Leased Property; (b) any exit, defeasance, prepayment, yield maintenance, or other fees or penalties resulting from deficience or prepayment of such Lessor's Indenture (it being agreed that (a) and (b) above shall be adjusted as required to account for differences between the estimated date of closing and the actual date of closing of the sale to Lessee); and (c) the then current amount, if any, of Lessor's equity in the Leased Property arising as a result of any decrease in the FMV of the Leased Property.

             (c) Each Purchase Option shall be exercised, if at all, by notice of exercise given to Lessor by Lessee not more than sixty (60) days after receipt of the final determination of the FMV for the applicable purchase option (each a "FMV Determination Notice").


             (d) In the event the Lessee exercises a Purchase Option the transfer of the Leased Property shall be consummated effective as of the last day of the then applicable Term of this Lease and Lessor shall convey to Lessee title to the property free and clear of all liens, covenants or exceptions to title except as are set forth on Exhibit F hereto and which may have been previously approved by Lessee in writing if not set forth on Exhibit F hereto. Lessee and Lessor shall execute such documents as are required by Legal Requirements and/or which are then customarily executed in the conveyance of property of the nature of the Leased Property in the Village. Lessor and Lessee shall prorate all rent and other charges due under this Lease to the day of closing, Lessor shall be responsible for the payment of all state and county transfer or conveyance taxes as well as the cost to deliver to Lessee a title insurance policy in the amount of the purchase price with all premiums paid at closing and with such endorsements as are provided for in Section 33 hereof.


                                   ARTICLE 35

         35.1 Expansion Rights. Lessee, at Lessee's sole cost and expense, shall have the option to expand the Building (the "Expansion") in accordance with expansion plans to be approved by Lessor pursuant to the procedures set forth in
Section 7.3(b) hereof in the area marked on Exhibit

A attached hereto (the "Expansion Area"). Following the approval of the plans by Lessor, no further approval of Lessor or Lessor's Assignees shall be required, provided there are no material changes to such plans or changes that adversely affect the structure of the Building. All construction of the Expansion shall be equal or better in quality than the original construction of the Building; and Lessee shall obtain warranties from all contractors and materialmen comparable to the warranties obtained by Lessor in connection with the original construction of the Building. All work for the Expansion shall be completed in a lien free manner, subject to the Right of Lessee to contest any lien as provided for elsewhere in this Lease, and subject to written confirmation that any Indenture of Lessor's Assignee remains a first lien on the Leased Property. No additional Basic Monthly Rent shall be payable to Lessor as a result of Lessee's construction of the Expansion, however upon completion of the Expansion, the same shall be included as part of the Building for all other purposes of this Lease, with the exception of Lessor's obligations under Article VII and the provisions of Section 4.6 hereof.


                                   ARTICLE 36

         36.1 Cash Flow Distribution Agreement. This Lease is being executed simultaneously, and in conjunction, with a Cash Flow Distribution Agreement between the Manager of Lessor and Lessee.


                                   ARTICLE 37

         37.1 First Source Agreement. In connection with the Redevelopment Agreement between Lessor and Village, and as an exhibit thereto, is a document entitled "First Source Agreement". Lessee agrees to comply with the First Source Agreement to the extent applicable to Lessee, consistent with Lessee's collective bargaining agreement and employment polices, including without limitation, retention policies and such other factors as are generally prevailing with respect to Lessee's employment practices and provided Lessee has no obligation to hire any employee at a wage rate greater than Lessee would otherwise pay.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed.

                       LESSOR:

                       WILL PARTNERS LLC, a Delaware limited liability company

                       By: Will Acquisitions, LLC, a Delaware limited liability company



                            By:  KEVIN A. SHIELDS
                                 -----------------------------------
                                 Kevin A. Shields, Managing Member



                       LESSEE:

                       EKCO Housewares, Inc., a Delaware corporation



                       By:    /S/JOHN JAY ALTHOFF
                       -----------------------------------
                       Printed Name:    John Jay Althoff
                       -----------------------------------
                       Title: Vice President and Secretary
                       -----------------------------------

                                    EXHIBIT A
                       LEGAL DESCRIPTION OF REAL PROPERTY


THE EAST 750.00 FEET OF THE SOUTH 2010.00 FEET OF THAT PART OF THE SOUTHEAST QUARTER OF SECTION 20, IN TOWNSHIP 34 NORTH IN RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE WEST LINE OF HELLMAN'S SUBDIVISION AS ORIGINALLY PLATTED, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 19, 1899, AS DOCUMENT NO. 204312, IN MAP BOOK 11, PAGES 27 AND 28 (EXCEPTING THEREFROM THAT PART OF THE SOUTHEAST QUARTER OF SAID SECTION 20 LYING EAST OF THE WEST LINE OF SAID LOT 3 PROJECTED SOUTH, SOUTH OF THE SOUTH LINE OF SAID LOT 3, WEST OF THE WEST LINE OF LOT 4 IN SAID HELLMAN'S SUBDIVISION AND NORTH OF THE NORTH LINE OF LOT 5 IN SAID HELLMAN'S SUBDIVISION; AND ALSO EXCEPTING A STRIP OF LAND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 3; THENCE SOUTH ALONG THE WEST LINE OF SAID LOT 3 AND SAID LINE PROJECTED SOUTH A DISTANCE OF 614.35 FEET; THENCE WEST ALONG A LINE AT RIGHT ANGLES TO THE LAST NAMED LINE A DISTANCE OF 20.0 FEET; THENCE NORTH ALONG A LINE 20 FEET WEST OF AND PARALLEL TO THE WEST LINE OF SAID LOT 3 AND SAID LINE PROJECTED SOUTH A DISTANCE OF
594.36 FEET TO A POINT OF CURVE; THENCE NORTHERLY AND EASTERLY ALONG A CURVE CONVEX TO THE NORTHWEST AND HAVING A RADIUS OF 20.0 FEET TO THE POINT OF BEGINNING), ALL IN WILL COUNTY, ILLINOIS.


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